.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OILSANDS QUEST INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

i

OILSANDS QUEST INC.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5

October xx, 2011

To Our Shareholders:

You are cordially invited to the Annual Meeting of Shareholders (the “Meeting”) of Oilsands Quest Inc. to be held at the Britannia Room at the Westin Calgary, 320 4th Avenue S.W., Calgary, Alberta T2P 2S6 on Thursday, December 8, 2011 at 3:00 p.m. local time.

The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages.  Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented.  We have provided instructions on each of the alternative voting methods in the accompanying proxy statement.  Please vote as soon as possible.

Sincerely,

Garth Wong President and Chief Executive Officer

OILSANDS QUEST INC.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 8, 2011

October xx, 2011
To the Shareholders of Oilsands Quest Inc.:

The Annual Meeting of Shareholders (the “Meeting”) of Oilsands Quest Inc., a Colorado corporation (the “Company”) will be held at the Britannia Room at the Westin Calgary, 320 4th Avenue S.W., Calgary, Alberta T2P 2S6 on Thursday, December 8, 2011 at 3:00 p.m. local time, for the purpose of considering and voting on the following matters:

1.
a proposal to elect one director, Ronald Blakely, to serve a one year term until the 2012 annual meeting or until a successor is duly elected or appointed or until his earlier death, resignation or removal;

2.	a proposal to amend the Company’s Articles of Incorporation to declassify its Board of Directors;

3.
a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s $0.001 par value common stock (the “Common Stock”) from 750,000,000 to 1,600,000,000 and to increase the number of authorized shares of preferred stock (the “Preferred Stock”) from 10,000,000 to 100,000,000;

4.	the ratification and approval of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2012;

5.	an advisory (non-binding) vote on executive compensation;

6.	an advisory (non-binding) vote on how frequently shareholders should vote to approve compensation of the named executive officers; and

7.	any other business as may lawfully come before the Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors is not aware of any other business to come before the Meeting.  The record date for the Meeting is the close of business on October 19, 2011.  Only shareholders of record at the close of business on that date may vote at the Meeting or any adjournments or postponements thereof.

By Order of the Board of Directors,

Garth Wong President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS OR, IF THIS PROXY STATEMENT WAS MAILED TO YOU, YOU MAY INSTEAD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT

THE MEETING.  A RETURN ENVELOPE HAS BEEN PROVIDED WITH THE PROXY CARD SENT BY MAIL.  EVEN IF YOU HAVE VOTED, YOU MAY REVOKE YOUR PROXY BY FILING WITH THE VICE PRESIDENT AND CONTROLLER OF THE COMPANY A WRITTEN REVOCATION, BY DULY EXECUTING A NEW PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON IF YOU ATTEND THE MEETING.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

OILSANDS QUEST INC.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 8, 2011

October xx, 2011
To Our Shareholders:

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Oilsands Quest Inc. (the “Company”) of proxies to be used at the Annual Meeting of Shareholders (the “Meeting”) to be held at the Britannia Room at the Westin Calgary, 320 4th Avenue S.W., Calgary, Alberta T2P 2S6 on Thursday, December 8, 2011, at 3:00 p.m. local time, and at any adjournments or postponements thereof.  The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This proxy statement (including the Notice of Annual Meeting of Shareholders) and the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, as amended (the “Annual Report”), including financial statements (collectively, the “Proxy Materials”), are first being provided to shareholders beginning on or about October xx, 2011.  A notice of the internet availability of the Proxy Materials (“Notice”) will be mailed to certain shareholders on or about October xx, 2011.  If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials.  Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Proxy Materials.  The Notice will also instruct you as to how you may submit your proxy on the Internet.  If you would like to receive a printed copy of our Proxy Materials and proxy card, and have not previously requested a paper copy of these materials, you should follow the instructions for requesting such materials included in the Notice.

v

GENERAL INFORMATION

 Solicitation

The enclosed proxy is being solicited by the Company’s Board of Directors.  The costs of the solicitation will be borne by the Company.  Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations.  The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the Proxy Materials to beneficial owners of the shares.

 Voting Rights and Votes Required

Holders of shares of the Company’s common stock (the “Common Stock”) and the Series B Preferred Stock (as defined below), at the close of business on Wednesday, October 19, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting.  On Wednesday, October 19, 2011, [●] shares of Common Stock and one share of Series B Preferred Stock were outstanding.  Holders of the Common Stock are entitled to one vote per share.  The holder of the Series B Preferred Stock is entitled to [●] votes, which equals the number of Exchangeable Shares (as defined below) of Oilsands Quest Sask Inc. (“OQI Sask”), the Company’s subsidiary, outstanding as of October 19, 2011 (the “Series B Preferred Stock”).  The total voting power combined for the holders of the Common Stock and the Series B Preferred Stock is [●].

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will be present if at least one third of the shares outstanding (consisting of shares of the Common Stock and one share of the Series B Preferred Stock) as of the Record Date are present at the Meeting or represented by proxy.  In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies.  Abstentions will count towards quorum requirements.

As to the election of a director under Proposal One, Shareholders may vote for the election of the nominee proposed by the Board or withhold authority to vote for the nominee being proposed.  Directors are elected by majority votes cast, without respect to broker non-votes.  Broker non-votes will be counted for purposes of determining the presence or absence of a quorum only.

With respect to Proposal Two, a shareholder may:  (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal.  The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposal Two.  Proxies marked “ABSTAIN” will be treated as entitled to vote on this matter and will be treated as a vote “AGAINST” the proposal.  Broker non-votes will be counted for purposes of determining the presence of or absence of a quorum only.

With respect to Proposal Three, a shareholder may:  (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal.  The affirmative vote of a majority of the votes cast (either in person or by proxy) by both the Common and Preferred Stockholders voting separately and as a combined class and entitled to vote on the matter is required to approve Proposal Three.  Proxies marked “ABSTAIN” will be treated as entitled to vote on this matter and will be treated as a vote “AGAINST” the proposal.  Broker non-votes will be counted for purposes of determining the presence of or absence of a quorum only.

With respect to Proposal Four, a shareholder may:  (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal.  The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposal Four.  This proposal shall be determined without regard to broker non-votes or proxies marked “ABSTAIN” except that abstentions and broker non-votes will be counted for purposes of determining the presence of or absence of a quorum.

With respect to Proposal Five, a shareholder may:  (i) vote “FOR” the proposal, (ii) vote “AGAINST” the proposal, or (iii) “ABSTAIN” with respect to the proposal.  The advisory approval of the Company’s named executive officers compensation will be approved if a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter are voted in favor of Proposal Five.  This proposal shall be determined without regard to broker non-votes or proxies marked “ABSTAIN” except that abstentions and broker non-votes will be counted for purposes of determining the presence of or absence of a quorum.

With respect to Proposal Six, a shareholder may:  (i) vote for “EVERY YEAR”, (ii) vote for “EVERY TWO YEARS”, (iii) vote for “EVERY THREE YEARS”, or (iv) “ABSTAIN” with respect to the proposal.  The advisory vote to determine the frequency with which the Company will hold a shareholder vote to approve its named executive officers compensation will be determined on the basis of which option (every year, every two years, or every three years) receives the greatest number of the votes cast.  This proposal shall be determined without regard to broker non-votes or proxies marked “ABSTAIN” except that abstentions and broker non-votes will be counted for purposes of determining the presence of or absence of a quorum.

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Colorado corporation have the right to dissent under the Colorado Business Corporation Act.

In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our Proxy Materials and proxy card to each shareholder of record, the Company may furnish Proxy Materials to our shareholders on the Internet.  If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials.  Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Proxy Materials.  The Notice will also instruct you as to how you may submit your proxy on the Internet.  If you would like to receive a printed copy of our Proxy Materials and proxy card, and have not previously requested a paper copy of these materials, you should follow the instructions for requesting such materials included in the Notice.

If you are a shareholder of record, you may vote in person at the Meeting.  We will give you a ballot when you arrive.  If you do not wish to vote in person or you will not be attending the Meeting, you may vote by proxy.  If you received a printed copy of these Proxy Materials by mail, you may vote by proxy using the enclosed proxy card or vote by proxy on the Internet.  If you received a Notice by mail, you may vote by proxy over the Internet.  The procedures for voting by proxy are as follows:

•	To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.

•
To vote by proxy using the enclosed proxy card (if you received a printed copy of these Proxy Materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided.  The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire.  A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) attending the Meeting and voting in person.

We provide Internet proxy voting to you as a shareholder to vote your shares on-line.  The Internet proxy voting procedures have been designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on December 7, 2011 to be counted.  Shares of the Common Stock and the Series B Preferred Stock represented by all properly executed proxies received will be voted as specified in the proxy.  Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein.  If any other matters are properly presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of the Common Stock and the Series B Preferred Stock represented by such proxy are entitled to vote.

You may revoke your proxy at any time prior to its exercise by (i) providing notice in writing to the Company’s Vice President, Legal that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT1

 Security Ownership of Directors and Management

The following table sets forth as of September 15, 2011, the number of shares of the Common Stock and Exchangeable Shares (as described in footnote 1) beneficially owned by each of the Company’s directors, named executive officers and other executive officers, and the number of shares of the Common Stock and Exchangeable Shares beneficially owned by all of the Company’s directors and executive officers as a group:

Common Stock and Exchangeable Shares beneficially owned by all of the Company’s directors and executive officers as a group:

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock(1)
Garth Wong	President and Chief Executive	510,000	(2)	*
Suite 800, 326 11th Avenue S.W.	Officer
Calgary, Alberta CANADA T2R 0C5

Annie Lamoureux	Vice President and Controller	187,500	(3)	*
Suite 800, 326 11th Avenue S.W.
Calgary, Alberta CANADA T2R 0C5

Simon Raven	Vice President,	648,450	(4)	*
Suite 800, 326 11th Avenue S.W.	Exploration and Development
Calgary, Alberta CANADA T2R 0C5

Ronald Blakely	Director	146,000	(5)	*
Suite 800, 326 11th Avenue S.W.
Calgary, Alberta CANADA T2R 0C5

Christopher H. Hopkins	Director	19,999,221	(6)	5.9%
Suite 800, 326 11th Avenue S.W.
Calgary, Alberta CANADA T2R 0C5

Paul Ching	Director	105,000	(7)	*
Suite 800, 326 11th Avenue S.W.
Calgary, Alberta CANADA T2R 0C5

Brian F. MacNeill	Director	70,000	(8)	*
Suite 800, 326 11th Avenue S.W.
Calgary, Alberta CANADA T2R 0C5

Ronald Phillips	Director	441,250	(9)	*
Suite 800, 326 11th Avenue S.W.
Calgary, Alberta CANADA T2R 0C5

John Read	Director	443,100	(10)	*
Suite 800, 326 11th Avenue S.W.
Calgary, Alberta CANADA T2R 0C5

Gordon Tallman	Director	640,000	(11)	*
Suite 800, 326 11th Avenue S.W.
Calgary, Alberta CANADA T2R 0C5

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock(1)

Honorable Senator Pamela Wallin O.C.	Director	475,102	(12)	*
Suite 800, 326 11th Avenue S.W.
Calgary, Alberta CANADA T2R 0C5

T. Murray Wilson	Director	4,129,532	(13)	1.4%
Suite 800, 326 11th Avenue S.W.
Calgary, Alberta CANADA T2R 0C5

All directors, executive officers and named executive officers named as a group (12 persons)		27,795,155	(14)	8.6%

(1)
The amounts and percentages in these columns reference Exchangeable Shares and options to purchase Exchangeable Shares (discussed further below) that were issued by OQI Sask in exchange for OQI Sask Common Stock and stock options pursuant to that certain Reorganization Agreement dated June 9, 2006 (the transactions contemplated in the Reorganization Agreement were consummated on August 14, 2006 and the closing under that Agreement is referred to as the “Reorganization”).  Each Exchangeable Share (or exercised option) is convertible into one share of Common Stock and the expiration date of each Exchangeable Share is August 14, 2013 (unless stock options to purchase Exchangeable Shares have an earlier expiration date).  The information related to stock options to purchase Exchangeable Shares owned by each director, executive officer and each named executive officer, if any, is disclosed in the respective footnotes to the table on “Amount and Nature of Beneficial Ownership” below.

(2)
Includes: (i) 10,000 shares of Common Stock; and (ii) vested options to purchase 500,000 shares of Common Stock.  This number does not include unvested options to purchase 1,350,000 shares of Common Stock.  Mr. Wong was appointed President and Chief Executive Officer on February 1, 2011.

(3)
Includes: vested options to purchase 187,500 shares of Common Stock.  This number does not include unvested options to purchase 162,500 shares of Common Stock.  Ms. Lamoureux was appointed Vice President and Controller on February 1, 2011.

(4)
Includes: 123,450 Exchangeable Shares and options to acquire Exchangeable Shares acquired under the Reorganization Agreement; vested options to purchase 525,000 shares of Common Stock.  This number does not include unvested options to purchase 525,000 shares of Common Stock.  Mr. Raven was appointed Vice President, Exploration and Development on January 13, 2011.

(5)
Includes:  (i) 116,000 shares of Common Stock; and (ii) vested options to purchase 30,000 shares of Common Stock.  This number does not include unvested options to purchase 155,000 shares of Common Stock.

(6)
Includes:  (i) 99,496 shares of Common Stock of which 42,266 are owned by Mr. Hopkins’ spouse; (ii) 17,394,105 Exchangeable Shares (of which 205,750 are owned by Mr. Hopkins’ spouse and 49,380 are held by Mr. Hopkins’ children) to acquire Exchangeable Shares acquired under the Reorganization Agreement; and (iii) 2,585,000 vested options to acquire Common Stock.  This number does not include unvested options to purchase 30,000 shares of Common Stock.

(7)	Includes vested options to purchase 105,000 shares of Common Stock. This number does not include unvested options to purchase 105,000 shares of Common Stock.

(8)	Includes: (i) 40,000 shares of Common Stock; and (ii) vested options to purchase 30,000 shares of Common

Stock. This number does not include unvested options to purchase 155,000 shares of Common Stock. Mr. MacNeill resigned as acting Chief Executive Officer on February 1, 2011.

(9)
Includes:  (i) 7,500 shares of Common Stock; and (ii) vested options to purchase 430,000 shares of Common Stock.  This number does not include unvested options to purchase 155,000 shares of Common Stock.

(10)
Includes:  (i) 13,100 shares of Common Stock; and (ii) vested options to purchase 430,000 shares of Common Stock.  This number does not include unvested options to purchase 155,000 shares of Common Stock.

(11)
Includes:  (i) 210,000 shares of Common Stock of which 10,000 is owned by Mr. Tallman’s spouse; and (ii) vested options to purchase 430,000 shares of Common Stock.  This number does not include unvested options to purchase 155,000 shares of Common Stock.

(12)
Includes:  (i) 45,102 shares of Common Stock; and (ii) vested options to purchase 430,000 shares of Common Stock.  This number does not include unvested options to purchase 155,000 shares of Common Stock.

(13)
Includes:  (i) 104,532 shares of Common Stock; and (ii) vested options to purchase 4,025,000 shares of Common Stock.  This number does not include unvested options to purchase 2,500,000 shares of Common Stock.

(14)	Includes securities reflected in footnotes (2) to (13).

 Security Ownership of Certain Beneficial Owners

The number of shares outstanding of the Common Stock as of October 19, 2011 was [●].  The following table sets forth the beneficial ownership of the Common Stock as of October 19, 2011 by each person (other than the directors and executive officers of the Company) who owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Stock.  The information below is based solely on filings under Regulation 13D under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common stock

Wellington Management Company, LLP 75 State Street Boston, MA 02109	39,287,837	11.4%

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent (10%) or more of our voting securities (“Insiders”) to file with the SEC reports showing their ownership and changes in ownership of our securities, and to send copies of these filings to us.  To our knowledge, based upon review of copies of such reports furnished to us and upon written representations that we have received to the effect that no other reports were required during the year ended April 30, 2011, the Insiders complied with all Section 16(a) filing requirements applicable to them with the following exceptions.

Each of Mr. Simon Raven and Ms. Annie Lamoureux failed to timely report their holdings of stock options to purchase our common shares upon becoming Insiders in the year ended April 30, 2011.  Mr. Raven’s report was filed approximately one month late.  Ms. Lamoureux’s report was filed approximately one week late, and was subsequently amended to disclose additional stock options held by Ms. Lamoureux.

MANAGEMENT AND DIRECTORS

Unless otherwise indicated in their employment agreements, executive officers of the Company are appointed by the Board of Directors and serve for a term of one year or until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors.  The previously elected Class A Directors will serve until the annual meeting in 2012 and the Class C Directors will serve until the annual meeting in 2013 or until their respective successors are duly elected or appointed or until their earlier death, resignation or removal.  Provided that the proposed amendment to the Articles of Incorporation is approved, each director elected on or after December 8, 2011, shall serve until the next annual meeting of shareholders or until his successor is elected and qualified or until their earlier death, resignation or removal.

The following table sets forth the names and ages of all executive officers and directors and the positions and offices that each person holds with the Company as of the date of this proxy statement:

Name	Age	Position

T. Murray Wilson	59	Class B Director
Garth Wong	54	President & Chief Executive Officer
Annie Lamoureux	40	Vice President & Controller
Simon Raven	33	Vice President, Exploration & Development
Ronald Blakely*	62	Class B Director
Paul Ching*	64	Class C Director
Christopher H. Hopkins	55	Class A Director
Brian F. MacNeill*	72	Class C Director
Ronald Phillips*	45	Class C Director
John Read*	63	Class A Director
Gordon Tallman*	70	Class A Director
Honorable Senator Pamela Wallin O.C.*	58	Class A Director

*
Messrs. Blakely, MacNeill, Phillips, Read, Tallman and Ching and Honorable Senator Pamela Wallin O.C. are each “independent” as that term is defined in Section 803A of the NYSE Amex listing standards and in Item 407(a) of Regulation S-K.

Garth Wong has served as the Company’s President and Chief Executive Officer since February 1, 2011.  Prior thereto, Mr. Wong served as the Company’s Chief Financial Officer since February 23, 2009.  Prior to joining the Company, Mr. Wong had been Principal and Vice President of Sokol Developments Inc., a private real estate company involved in development of commercial and residential properties in Calgary, since 2005.  Prior to that, Mr. Wong served as Vice President and Comptroller for TransAlta Corporation, Canada’s largest investor-owned wholesale power generator and marketing company, where he was responsible for financial reporting, planning, taxation and budgeting, as well as financial systems and processes.  Mr. Wong has an additional 18 years of industry experience, including accounting and financial responsibilities with Union Pacific Resources Inc. (formerly Norcen Energy Resources) and KPMG LLP.  Mr. Wong has a Bachelor of Commerce degree from the University of Calgary and holds a professional designation as a Chartered Accountant (Alberta).

Annie Lamoureux was appointed Vice President and Controller on February 1, 2011.  She has, since August 2009, been employed with the Company as Corporate Controller where she was responsible for overseeing all finance, internal controls, planning and tax functions of the Company.  From 2006 to 2009, Ms. Lamoureux was the Corporate Assistant Controller of Alutiq LLC, a global contractor with the U.S. Federal government where she oversaw the financial reporting, accounting and treasury functions of the Alutiq family of companies.  From 2001 to 2005, she was the Corporate Assistant Controller of CAE Inc., where she managed the corporation’s global finance and accounting function.  Ms. Lamoureux has six years of experience working in public accounting at KPMG LLP, in both international and domestic offices.  She is a Chartered Accountant (Canada) and Certified Public Accountant (United States), and is a graduate from the University of Montreal.

Simon Raven was appointed Vice President, Exploration and Development, effective on January 13, 2011.  He has, since August 1, 2006, held the position of Chief Geologist with the Company.  Prior to that, Mr. Raven was a Geologist with Norwest Corporation of Calgary.  Mr. Raven holds a Bachelor of Science in geology from the University of Calgary, is a professional geologist (P.Geol), and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta (APEGGA).  He is a member of the Canadian Association of Petroleum Geologists (CSPG), American Association of Petroleum Geologists (AAPG), Canadian Heavy Oil Association (CHOA) and the Canadian Institute of Mining and Metallurgy (CIM).  Mr. Raven serves as a director of Oilsands Quest Sask Inc., a subsidiary of the Company, and holds no other directorships with the Company.  With demonstrated ability in his position with the Company, Mr. Raven has substantial knowledge of the Company’s history, structure and business.

T. Murray Wilson currently serves as a director on the Board.  Mr. Wilson has served on the Company’s Board since August 14, 2006.  Mr. Wilson was the Executive Chairman of the Company from August 14, 2006 to January 15, 2010.  Mr. Wilson has also served as Chairman, President and Chief Executive Officer of the Company from January 15, 2010 until his resignation on September 3, 2010.  Mr. Wilson also served as the Executive Deputy Chairman of the Company from September 3, 2010 to March 31, 2011 when his role as an executive was terminated by the Company.  Mr. Wilson is currently a member of the Company’s Resources and Reserves Committee and was a member of the Community Relations, Environment, Health and Safety Committee.  Mr. Wilson will not be seeking reelection.

Ronald Blakely has been the Chairman of the Board since his appointment on September 7, 2010. Mr. Blakely has been a director of the Company since April 7, 2009.  Mr. Blakely is a member of the Company’s Audit Committee and has been the Company’s lead independent director since August 26, 2009.  He has served on numerous joint venture boards and has a wealth of industry experience.  Mr. Blakely retired as Executive Vice-President Finance — Downstream at Royal Dutch Shell in 2008 after a career of 38 years with Shell.  Based in London, UK he had global responsibility for Finance, Information Technology and Procurement in the Oil Products and Chemicals divisions, responsible for functional operations in over 100 countries.  Prior to his last role with Shell, Mr. Blakely served as Chief Financial Officer of Shell Canada Limited from 1997 to 2000 and Chief Financial Officer of Equilon Enterprises, a joint venture between Shell Oil and Texaco, from 2000 to 2002.  Mr. Blakely was also a Board member of the U.S. based refining and marketing joint venture, Motiva Enterprises LLC, a partnership between Saudi Aramco and Royal Dutch Shell.  Mr. Blakely also has extensive experience with Canadian oil sands projects from both a financial perspective and with regards to vertical integration into the North American energy markets.  Mr. Blakely began his career with Shell in 1970 after graduating from the University of Guelph with a Bachelor of Arts in Economics.  Mr. Blakely received his CMA in 1978.  Mr. Blakely is currently a director of Ophir Energy plc, a UK company.  He currently resides in London, UK.

Paul Ching has been a director of the Company since January 7, 2010 and since then has served as the Chair of the Company’s Reserves and Resources Committee and both as a member and the chair of the Compensation Committee.  Mr. Ching has an exceptional background in E&P reservoir, production, operations, development and reservoir research.  Mr. Ching had a 34 year career with the Shell Group of Companies / Royal Dutch Shell, retiring in 2007 as the Vice President Technical for Research & Development of Shell International E&P in The Netherlands.  Mr. Ching has worked with Shell in Texas, California Heavy Oil, Continental US, Enhanced Recovery, Thermal Reservoir Engineering, Middle East, FSU and Asia prior to heading the international research group in The Netherlands.  His experience includes Canada’s heavy oil and oil sands reservoirs.  Mr. Ching has been active on the boards and in an executive capacity with a number of private companies in the E&P oil & gas and the energy technology sectors and formerly served as a board member and CEO/President of Meridian Resources Corporation.

Christopher H. Hopkins has served as a director since August 14, 2006 and has served as the chair of the Community Relations, Environment, Health and Safety Committee.  Mr. Hopkins has also served as a director of Oilsands Quest Sask Inc., a subsidiary of the Company, since November 10, 2004.  Mr. Hopkins served as the Company’s President from August 14, 2006 to September 16, 2008 and as the Company’s President and Chief Executive Officer from July 7, 2009 to January 15, 2010.  In January 2010, Mr. Hopkins founded Canshale Corp., a company involved in the oil shale exploration business, and since then has served as its Chairman, President and Chief Executive Officer.  Mr. Hopkins served as the Executive Vice President of Synenco Energy Inc. (“Synenco”), an oil sands exploration company of which he was a co-founder, from October 1999 to September 2004 and as a director of Synenco from October 1999 until August 2003.  He was a founder, director and Vice President, Finance of Thunder Road Resources Ltd., a private oil and gas production company, from June 1996 to June 2000.  Mr. Hopkins is a management professional and businessman with 34 years of Canadian and international energy and mining experience.  He has held executive positions in corporate planning and business development with Suncor Inc.’s Oil Sands Group, Pembina Corporation and Amoco Canada and has additional management experience in environmental control and regulatory affairs in the resource industry.  Mr. Hopkins holds a B.Sc. (Chemistry and Biology) from Carleton University and a MBA from Queen’s University.  Mr. Hopkins has been a director of Newton Energy Inc. (NTN-V) since May 30, 2007 and also served as a director of Added Capital Corp., a capital pool company until November 2007.

Brian F. MacNeill C.M. has been a director of the Company since August 25, 2009.  He served as the Acting Chief Executive Officer of the Company from September 3, 2010 until February 1, 2011.  Previously, he was the Chairman of the Board of Directors of Petro-Canada, integrated oil and gas company, from 2000 to 2009 and prior to that, President and Chief Executive Officer of Enbridge Inc., an integrated pipeline energy and utilities company, from 1991 to 2001.  Mr. MacNeill currently serves on the Board of Suncor Energy.  His other current public board directorships include Capital Power and West-Fraser Timber Co. Ltd.  Mr. MacNeill is a Chartered Accountant and a Certified Public Accountant and holds a Bachelor of Commerce from Montana State University.  He is a member of the Canadian Institute of Chartered Accountants and the Financial Executives Institute.  He is also a Fellow of the Alberta Institute of Chartered Accountants and of the Institute of Corporate Directors.  Past public board directorships include, ArcelorMittal Dofasco (Chair), Legacy Hotels REIT, Sears Canada Inc., Toronto Dominion Bank, Telus Corporation, University of Calgary (Chair), Veritas DCG Inc., and Western Oil Sands Inc. Mr. MacNeill is also a member of the Order of Canada.

Ronald Phillips has been a director of the Company since February 2006 and is the Chair of the Company’s Compensation Committee and a member of the Governance and Nominating Committee and Audit Committee.  Mr. Phillips was a director of Oilsands Quest Sask Inc., a subsidiary of the Company, from May 2006 to August 2006.  Mr. Phillips is currently the Manager of Merchant Advance Funding LLC, a Stamford, Connecticut based investment partnership.  From 2002 through late 2008, Mr. Phillips managed the DKR Capital Event Driven Fund.  Mr. Phillips holds a JD from Stanford Law School and a BA from Brown University.  He is a member of the New York State Bar.  Mr. Phillips resigned as director effective September 6, 2011.

John Read has been a director of the Company since October 11, 2007 and has served as a member of the Company’s Compensation and Reserves and Resources Committees since that time.  In 1970, Mr. Read began his career in the oil and gas industry with Shell Canada and then Texaco Exploration Canada.  In 1974, he joined Colt Engineering Ltd., a private, start-up engineering organization where he held engineering and management positions, and, in 1983, became President and Chief Executive Officer.  Mr. Read was Chief Executive Officer from 1999 until his retirement in early 2006.  He remained a partner and director of The Colt Companies until March 2007, when Colt was acquired by Worley Parsons Limited, a worldwide engineering and project management organization.  Mr. Read is a member of the World Presidents’ Organization and the Association of Professional Engineers, Geologists and Geophysicists of Alberta.  Mr. Read serves as a director on the boards of Axia Netmedia Corporation, PFB Corporation and Canadian Oil Sands Trust, each of which is listed on the Toronto Stock Exchange.  Mr. Read resigned as director effective September 6, 2011.

Gordon Tallman has been a director of the Company since August 14, 2006 and is the Chair of the Audit Committee and the Governance and Nominating Committee.  Mr. Tallman retired as the Senior Vice-President, Royal Bank of Canada, and head of the Prairies Region of Canada, after a banking career spanning 42 years.  Mr. Tallman is a member of the Board of Directors of Big Rock Brewery Inc. and PFB Corporation.  He is Chairman of the Board of Enbridge Income Fund Holdings Inc.  He has also served as Chairman of the Board of CV Technologies, Inc. and on the Boards of Canadian Utilities Ltd., Calgary, Investment Saskatchewan Inc., ECL Group of Companies Ltd and Gwich’n Development Corporation, Inuvik, NWT.  Mr. Tallman is a graduate of the Institute of Corporate Directors, Corporate Governance College.

Honorable Senator Pamela Wallin O.C. has been a director of the Company since June 28, 2007 and is a member of the Company’s Governance and Nominating Committee and was a member of the Community Relations, Environment, Health and Safety Committees.  Since August 2006, Ms. Wallin has served as the Senior Advisor to the President of the Americas Society and the Council of the Americas in New York.  In Canada, she serves on several corporate boards, including CTV Globemedia, Canada’s premier multimedia company, with ownership in CTV and the Globe and Mail, the board of Gluskin Sheff & Associates, an investment and wealth management firm, and Porter Airlines.  Ms. Wallin is a member of a special Advisory Board for BMO Harris Bank.  Ms. Wallin is the Chancellor of the University of Guelph in Ontario.  In July 2006, Ms. Wallin completed her four-year term as Consul General of Canada in New York.  She was appointed to this prestigious post in 2002.  From 1995 to 2002, Ms. Wallin served as President and Chief Executive Officer of PWP, Inc., a privately held media production company.  Ms. Wallin was appointed to the Senate of Canada on December 22, 2008 and currently serves on the Senate’s Foreign Affairs and International Trade Committee, the Veteran Affairs subcommittee, and the Special Committee on Anti-Terrorism and is Chair of the Defense and National Security Committee.

 Independence of the Board of Directors

Ronald Blakely, Brian F. MacNeill, Ronald Phillips, John Read, Gordon Tallman, Paul Ching and Honorable Senator Pamela Wallin O.C. are all independent directors and none has any material relationship with the Company that might interfere with his or her exercise of independent judgment.  The Company defines “independent” as that term is defined in Section 803A of the NYSE Amex listing standards and in Item 407(a) of Regulation S-K.  These seven directors are also “independent” within the meaning of Multi-lateral Instrument 52-110 promulgated by the Canadian Securities Administrators.

The two remaining directors, Christopher H. Hopkins and T. Murray Wilson, are not independent.  Messrs. Hopkins and Wilson have served as senior executive officers of the Company within the past three years.

 Board of Directors

 General

The Board of Directors, in conjunction with management, has developed broad terms of reference to monitor and influence the strategic management of the Company, shareholder relations and other third party relations.  Mr. Blakely, the independent Chairman of the Board, ensures the Board of Directors is organized and functions effectively.

The charters for the Board of Directors and each of the Committees are available on the Company’s website at www.oilsandsquest.com.  The Board of Directors has adopted a written Code of Ethics which is applicable to all members of the Company, including Directors, officers, employees and consultants.  The Code of Ethics is also available on the Company’s website.

The Board of Directors has adopted a whistleblower policy that applies to all of our officers and employees, including our principal executive officer, principal financial officer or executives that act in a similar capacity.  The Company is committed to fair, accurate and transparent accounting of financial matters and expects all employees, consultants, officers, directors and agents to act in accordance with the highest ethical standards in the performance of their responsibilities for the Company.  The Company also requires full compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices and prohibits violations of applicable securities or other laws relating to fraud against shareholders.  Mr. Tallman is the director to which such inquiries are made.  The “whistleblower” policy is available on the Company’s website.

All meetings of the Board of Directors begin with disclosure by each director of any conflicts or potential conflicts to promote and encourage a culture of ethical business conduct.  The Board of Directors will take such actions as are reasonably required to resolve such conflicts when identified with a view to the best interests of the Company.

Written descriptions of the roles and responsibilities of the President and Chief Executive Officer, the Vice President & Controller, Vice President, Exploration & Development and of the Chairman of the Board and each Committee Chair have been developed by the Board of Directors.

The Board of Directors provides new directors with the ability to access background documents of the Company, including corporate records and prior board materials.  New members of the Board of Directors are invited to meet with all members of the organization and to attend site visits for orientation as to the nature and operations of the business.  All members of the Board of Directors are encouraged to attend relevant industry conferences and to perform due diligence on the Company.  Presentations are made regularly to the Board of Directors and Committees to educate and inform them of changes within the Company and in regulatory and industry requirements and standards.  Travel and attendance fees related to attendance at relevant industry conferences are paid for by the Company.

In addition to the specific professional experience of each director, we chose our directors because they are highly accomplished in their respective fields, insightful and inquisitive.  In addition, we believe each of our directors possesses sound business judgment and is highly ethical.  While we do not have a formal diversity policy, we consider a wide range of factors in determining the composition of our Board, including professional experience, skills, education, training and background.

 Board Leadership Structure and Risk Management

Mr. Blakely is the Chairman of the Company’s Board of Directors.  The Board believes that Mr. Blakely is best suited to serve as Chairman because he is the most familiar with the Company’s business and industry and is best able to establish strategic priorities for the Company.  The Board of Directors appointed Mr. Blakely as the Chairman in August 2010.  In such capacity, Mr. Blakely reviews agendas for Board meetings and annual goals and objectives for the Company.  The Board believes that its majority of independent directors and other aspects of its governance provides appropriate independent oversight to Board decisions.  As a result, the Board believes that Mr. Blakely’s continuing service as Chairman of the Board is beneficial to the Company and provides an effective leadership structure. Mr. Blakely previously served as the lead independent director since August 2009.

The Board of Directors, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies.  The Audit Committee is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major risk exposures (whether financial, operating or otherwise) and the steps management has taken to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies.  The Compensation Committee oversees the Company’s compensation policies generally to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.  The Audit Committee and the Compensation Committee receive reports from, and discuss these matters with, management and regularly report on these matters to the Board.

The Compensation Committee has conducted a comprehensive review of the Company’s compensation structure from the perspective of enterprise risk management and the design and operation of our executive and employee compensation plans, policies and arrangements generally, including the performance objectives and target levels used in connection with our annual cash incentive bonus compensation and stock option awards, and has concluded that there are no risks arising from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company.  Our compensation program as a whole does not encourage or incentivize our executives or other employees to take unnecessary and excessive risks or engage in other activities and behavior that threaten the value of the Company or the investments of its shareholders, as evidenced by the following design features that we believe mitigate risk-taking:

Compensation Mix.  To encourage appropriate decision-making and facilitate the alignment of the interests of our employees with those of the Company and its shareholders, our compensation program is structured to provide an appropriate balance of “fixed” and “variable” or “at risk” compensation.  We believe that the allocation of variable compensation between annual cash incentives and long-term stock option grants is reasonable for the Company given our business objectives and is comparable to the ratio used by members of our peer group identified in the ‘Compensation Discussion and Analysis’ below.  The mix of compensation provided to our executives and other employees is sufficiently diversified to be consistent with the Company’s risk profile and provide a balance of incentives.

Base Salaries.  While base salary is the only fixed element of compensation that we provide to our executives and other employees, we believe that the amounts paid are sufficient to meet the essential financial needs of these executives and employees.  Consequently, our incentive compensation arrangements are intended to reward their performance if, and only to the extent that, the Company and our shareholders also benefit financially from their stewardship.

Annual Incentives.  The Compensation Committee believes that our bonus program does not incentivize our named executive officers or other employees to take inappropriate business risks. In prior fiscal years, the amount received did not directly relate to the achievement of specific performance objectives communicated in advance to our executives and other employees that could cause such risk-taking but rather was determined in the Board of Directors’ discretion following completion of the fiscal year to which the bonuses related.

Although with respect to fiscal 2011, specific performance targets were set and communicated in advance, the targets are not tied to quantitative Company performance but rather to more qualitative objectives such as continuing to build a strong employee base and management team and maintaining a focus on capital discipline and preservation.  The Company does not consider that the pursuit of such objectives lead or may lead to behaviors that focus executives on their individual enrichment rather than the Company’s long-term welfare.

Stock Options.  Historically, and in fiscal year 2011, the Compensation Committee granted a substantial amount of our executive officers’ total compensation as non-cash incentive compensation in the form of stock option awards.  Our annual stock option awards that are granted to our executive officers include both options that are 100% service-based, vesting in equal annual installments over a three-year period, that are not tied to Company or individual performance, and performance-based options that vest based on achievement of targets measured over an extended period.  The Compensation Committee evaluates the performance factors and targets for annual option awards each year, to the extent performance criteria are utilized.  We consider these performance goals and target levels are appropriate given the risks the Company faces and are realistic in light of past performance.  Additionally, we believe that the following attributes of our performance-based stock options ensure that the interests of our executive officers are aligned with the interests of our shareholders:  vesting is (i) based on multiple goals and objectives, (ii) not based solely on corporate performance, but also depends on qualitative, non-financial measures, and (iii) is based on performance over an extended period and so do not encourage executives to achieve only short-term increases in our Common Stock price.

 Meetings of the Board and Committees

 Board of Directors

The Company’s Board of Directors held 11 Board meetings during the Company’s fiscal year ended April 30, 2011, and 11 additional meetings during the current fiscal year.  Such meetings consisted of unanimous consent directors’ minutes signed by all directors and actual meetings at which a quorum of the directors were present in person or by telephone.  At all regularly-scheduled meetings of the Board of Directors (and at most other meetings of the Board of Directors), the independent directors meet without the presence of the non-independent directors or members of management.

The Company does not have a formal policy with regard to Board members’ attendance at annual meetings, but encourages them to attend shareholder meetings.  All of our directors attended the last shareholder meeting held on October 17, 2010.

 Audit Committee

We have a separately designated standing Audit Committee established in accordance with the Exchange Act and Section 803 of the NYSE Amex Company Guide.  The following persons serve on our Audit Committee:  Brian F. MacNeill, Ronald Blakely, Ronald Phillips and Gordon Tallman.  Messrs. MacNeill, Blakely, Phillips and Tallman are each “independent” as that term is defined in Section 803A of the NYSE Amex Company Guide and SEC Rule 10A-3 under the Exchange Act.  Mr. Blakely is the Audit Committee financial expert and Mr. Tallman is Chair of the Audit Committee.

The Audit Committee was formed on February 15, 2006.  The Audit Committee held 5 meetings in person or by unanimous written consent during the fiscal year ended April 30, 2011.  The Audit Committee has held 3 additional meetings during the current fiscal year.  The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.oilsandsquest.com.  The Audit Committee oversees the accounting and financial reporting processes of the Company and oversees the audits of the Company’s financial statements.

The following constitutes the report the Audit Committee has made to the Board of Directors and, when read in connection with the Audit Committee Charter, generally describes the functions performed by the Audit Committee:

Report of the Audit Committee
To the Board of Directors of Oilsands Quest Inc.

Management is responsible for our internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements.  Our responsibility is to monitor and oversee those processes.  We hereby report to the Board of Directors that, in connection with the financial statements for the fiscal year ended April 30, 2011, we have:

•	reviewed and discussed the audited financial statements with management and the independent accountants;

•	discussed with the independent accountants the matters required to be discussed by SAS 114 (The Auditor’s Communication With Those Charged With Governance); and

•
received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the independent accountant the accountant’s independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the fiscal year ended April 30, 2011 be included in the Company’s Annual Report on Form 10-K for the Year Ended April 30, 2011, as amended, which is being provided contemporaneously with this proxy statement.

Respectfully submitted,
The Audit Committee of Oilsands Quest Inc.

Gordon Tallman, Chair
Brian F. MacNeill, Member
Ronald Blakely, Member
Ronald Phillips, Member
Compensation Committee

The Company’s Compensation Committee consists of:  Paul Ching (who serves as Chair of the Committee), Ronald Blakely and Honorable Senator Pamela Wallin O.C..  The Compensation Committee was formed on February 15, 2006.  The Compensation Committee held 4 meetings during the fiscal year ended April 30, 2011.  The Compensation Committee has held no additional meetings during the current fiscal year.

Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives.  This includes the responsibility:  (1) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives; and (2) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation.  The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate.  The Compensation Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Committee for its consideration with respect to such deliberations, except that:  the Chief Executive Officer may not be present for the deliberation of or the voting on compensation for the Chief Executive Officer.  The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.

The Compensation Committee also has the authority and responsibility:  (1) to review the fees paid to independent directors for service on the Board of Directors and its committees, and make recommendations to the Board with respect thereto; and (2) to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed.

Our Compensation Committee’s charter was adopted by the Board of Directors on February 15, 2006.  The charter is available on our web site at www.oilsandsquest.com.

The Compensation Committee has retained Mercer (Canada) Limited to review and advise on both senior executive compensation and compensation for the Board of Directors.

Governance and Nominating Committee

The Company’s Governance and Nominating Committee consists of:  Gordon Tallman (Chair), Brian MacNeill and Honorable Senator Pamela Wallin O.C..  Duties of the Governance and Nominating Committee include oversight of the process by which individuals may be nominated to our Board of Directors.  Our Governance and Nominating Committee’s charter was adopted by the Board of Directors on February 15, 2006 and is available on our web site at www.oilsandsquest.com.

The functions performed by the Governance and Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees.  In making nominations, our Governance and Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders.

The Governance and Nominating Committee considers nominees proposed by our shareholders.  To recommend a prospective nominee for the Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing to Oilsands Quest Inc. Attention:  Corporate Secretary, 800, 326 — 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5.

A shareholder nomination submitted to the Governance and Nominating Committee must be submitted to the Company by the date mentioned in the most recent proxy statement under the heading “Shareholders Proposals” as such date may be amended in cases where the annual meeting has been changed as contemplated in Exchange Act Rule 14a-8(e), Question 5.  The shareholder nomination must include, at a minimum, the following information:

(i) the name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;

(ii) the number of shares and description of the Company’s voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

       (iii) the name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the “Proposed

Nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information;

(iv) information regarding any family relationships of the Proposed Nominee as required by Item 401(d) of Regulation S-K;

(v) information on whether the Proposed Nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K);

(vi) information regarding the share ownership of the Proposed Nominee required by Item 403 of Regulation S-K;

(vii) information regarding certain relationships and related party transactions of the Proposed Nominee as required by Item 404 of Regulation S-K; and

(viii) the signed consent of the Proposed Nominee in which he or she:  (a) consents to being nominated as a director of the Company if selected by the nominating committee, (b) states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement, (c) states whether the proposed nominee is “independent” as defined by Section 803 of the NYSE Amex Company Guide, and (d) attests to the accuracy of the information submitted pursuant to paragraphs (i) through (vii), above.

Although the information may be submitted by fax, e-mail, mail, or courier, the Governance and Nominating Committee must receive the Proposed Nominee’s signed consent, in original form, within ten days of making the nomination.

When the information required above has been received, the Governance and Nominating Committee will evaluate the Proposed Nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such Proposed Nominee to fulfill those needs.

The process for evaluating a Proposed Nominee is the same whether a Proposed Nominee is recommended by a shareholder or by an existing officer or director.  The Governance and Nominating Committee will:

(1) establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors:  leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints; and the Governance and Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company;

(2) identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership; and

(3) receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Governance and Nominating Committee and applicable laws.

The Governance and Nominating Committee was formed on April 30, 2004, and held 2 meetings during the fiscal year ended April 30, 2011 .  It has held 1 additional meeting during the current fiscal year.  The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Resources and Reserves Committee

The Company’s Resources and Reserves Committee consists of:  Paul Ching (Chair), Christopher Hopkins, Brian MacNeill and Honorable Senator Pamela Wallin O.C..  The Resources and Reserves Committee assists the Board in meeting its responsibilities relating to reporting practices related to resources and reserves of the Company.  In doing so, the Resources and Reserves Committee reviews the regulatory requirements for oil and gas reporting and makes recommendations to the Board with respect to those requirements, oversees the selection of independent geological engineers and qualified reserves evaluators that perform the Company’s resource evaluations, and reviews all independent geological and engineering evaluation reports.  The Committee also reviews all resource reporting and resource related disclosure prior to release by the Company to the public, and, since October 7, 2010 performs all functions previously performed by the Community Relations, Environment, Health and Safety Committee.  The Resources and Reserves Committee held 5 meetings during the fiscal year ended April 30, 2011.  The Resources and Reserves Committee has held no additional meetings during the current fiscal year.

Community Relations, Environment, Health and Safety Committee

Because of lower operational activities, the Community Relations, Environment, Health and Safety Committee was wound up on October 7, 2010.  Its mandate was added to the mandate of the Resource and Reserves Committee on that date.  Prior to October 7, 2010, the Company’s Community Relations, Environment, Health and Safety Committee consisted of T. Murray Wilson, Christopher Hopkins and Honorable Senator Pamela Wallin O.C.  The primary functions of the Community Relations, Environment, Health and Safety Committee are to assist the Board in reviewing the Company’s policy and management pertaining to (1) establishing and maintaining relationships with communities in the vicinity of its operations; and (2) health, safety, and environmental matters associated with its activities, functions which are now carried out by the Resources and Reserves Committee.  The Committee also reviews the reports and recommendations of independent consultants charged with assisting the Company in developing policies or managing its community relations and health, safety and environmental programs.

Prior to October 7, 2010, the Community Relations, Environment, Health and Safety Committee oversaw the community relations strategy of the Company including the process to develop, review and report on benefit agreements between the Company and communities and report on the status of the Company’s relationships with communities in the vicinity of its operations.  The Community Relations, Environment, Health and Safety Committee also supervised the Company’s strategy to manage health, safety and environmental matters at its operations sites and corporate offices, including corporate response and reporting procedures.  The Resources and Reserves Committee now performs these functions.

The Community Relations, Environment, Health and Safety Committee, and subsequent to October 7, 2010, the Resource and Reserves Committee, has the authority and responsibility to:  (1) review compliance with applicable regulations and policies concerning community relations and health, safety and environmental matters; (2) review compliance with the terms of agreements concerning community relations and health, safety and environmental matters; (3) review procedures and when necessary engage qualified independent consultants to review procedures or provide recommendations concerning community relations and health, safety and environmental matters; and (4) consider the adequacy of such procedures concerning community relations and health, safety and environmental matters.

The Community Relations, Environment, Health and Safety Committee held no meetings independent of the Resources and Reserves Committee during the fiscal year ended April 30, 2011.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee was an employee of the Company during the fiscal year, nor has any member of Compensation Committee formerly served as an officer of the Company, and none of the Compensation Committee members entered into a transaction with the Company in which they had a direct or indirect interest that is required to be disclosed pursuant to Item 404 of Regulation S-K.

Assessments

Following the end of every second year, the Governance and Nominating Committee assesses the effectiveness of the Board as a whole and makes recommendations respecting same.  For the most recently ending fiscal year, the Board of Directors will undertake to complete surveys wherein they evaluate directors, senior executives, the Committees and the Board as a whole.  The subject matter of the surveys is used to assess and improve Board practices.

Shareholder Communication with the Board of Directors

The Company values the views of its shareholders (current and future shareholders, employees and others).  Accordingly, the Board of Directors established a system through its Audit Committee to receive, track and respond to communications from shareholders addressed to the Company’s Board of Directors or to its non-management directors.  Any shareholder who wishes to communicate with the Board of Directors or the non-management directors may write to:

Gordan Tallman
Chair, Audit Committee
c/o Oilsands Quest Inc.
800, 326 — 11th Avenue S.W.
Calgary, AB, Canada T2R 0C5

The Chair of the Audit Committee is the Board Communications Designee.  He will review all communications and report on the communications to the Chair of the Governance and Nominating Committee and the full Board or the non-management directors as appropriate.  The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors has adopted a related person transaction policy that applies to all of our directors and executive officers.  It is the Company’s policy that the Audit Committee of the Board of Directors review and approve all related person transactions in advance, and that such related person transactions be disclosed in accordance with applicable legal and regulatory requirements.

There are no family relationships between any Company executive officer or director.

None of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since May 1, 2010, or in any proposed transaction, which has materially affected or will affect the Company.

EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers identified in the Summary Compensation Table contained below.  These are our named executive officers (the “NEOs”) and include each of the individuals who served as the Company’s principal executive officer and principal financial officer or acted in a similar capacity at any time during the 2011 fiscal year, the Company’s next most highly compensated executive officers that were employed at the end of the 2011 fiscal year, of which there were two, and one additional former executive officer of the Company who would have been one of the Company’s next most highly compensated executive officers based on the compensation she earned during the portion of 2011 fiscal year that she was employed by the Company.

 Compensation Discussion and Analysis

 Oversight of Executive Compensation Program

As more fully described below, the Compensation Committee of the Board of Directors (the “Compensation Committee”) reviews and recommends to the full Board of Directors each of the compensation programs for our senior executive officers, including the NEOs.  Our senior executive officers review the base salary, annual bonus and long-term compensation levels for the other permanent employees.  The entire Board of Directors remains responsible for significant changes to or adoption of new employee benefit plans.  Consistent with the listing requirements of the NYSE Amex, the Compensation Committee is composed entirely of independent members of our Board of Directors.

 Compensation Program Philosophy and Objectives

Our compensation program has five objectives:

●	support the Company’s overall business strategy;

●	align total compensation with shareholder interests;

●	minimize turnover related to compensation issues;

●	reward key executives and key employees for demonstrated performance through short- and long-term incentive plans; and

●	balance the proportion of fixed (i.e., base salary) versus variable (i.e. short- and long-term incentives) compensation to be competitive with typical practice among peers.

In making compensation decisions, the Compensation Committee considers various factors such as each executive’s motivation level, leadership ability, overall knowledge and experience in his or her particular segment of our business, the competitive compensation environment for such individual, that person’s unique skills and his or her expected future contribution to the success of our company.  We feel that if these qualities are rewarded, the executives will be motivated to achieve our corporate goals and implement our strategies.

 Elements of Compensation

The Compensation Committee believes that the compensation environment for qualified professionals in the industry in which the Company operates is highly competitive and the possibility exists that other companies will be able to offer more concrete benefits and higher salaries to its senior officers.  It also believes that similar compensation pressure has resulted from increased financial reporting and corporate governance requirements implemented in recent years.  In order to compete in this environment, our NEOs’ compensation (other than Mr. MacNeill’s compensation) has four components:

●	base salary;

●
short-term cash-based incentives for fiscal year ending April 30, 2011 were tied to pre-established performance goals however in prior years such incentives were generally determined annually using informed discretion (i.e. not a formula) and approved by the Board of Directors and for fiscal year 2012 cash-based incentives will be determined using informed discretion;

●	long-term equity-based incentives to be considered annually at the discretion of the Board of Directors; and

●	other benefits that, in most cases, are available to all salaried employees.

See “Base Salary” for a discussion of the compensation for Mr. MacNeill.

The Company does not provide its executives, or any other Company employees, with the opportunity to participate in a pension plan or non-qualified deferred compensation plan.

 How Elements of Our Compensation Program are Related to Each Other

We view the various components of compensation as related but distinct and emphasize “pay for performance” with a significant portion of total compensation reflecting a risk aspect tied to long- and short-term financial and strategic goals.  Our compensation philosophy is to foster entrepreneurship at all levels of the organization by making long-term equity-based incentives, in particular stock option grants, a significant component of executive compensation.  We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.  Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.  We have not adopted any formal internal pay-equity proposal, but it is the Compensation Committee’s goal to be fair and reasonable to all employees within the limitations of the Company’s financial capabilities and equity requirements.

The Compensation Committee has engaged independent consultants, Mercer (Canada) Limited, to assist it in its determination of peer group assessments and other factors in assessing overall executive compensation.  In determining the relevant peer group, the Compensation Committee considered public and private companies with oil and gas exploration and production operations including those with oil sands operations.  Specifically, these included 14 peer group companies with respect to the compensation of our NEOs and over 100 peer group companies with respect to the compensation for all other employees as set out in the Mercer Total Compensation Survey for the Oil and Gas Industry.

For fiscal year 2011, the 14 peer group companies with respect to the compensation of our NEOs were:

Named Executive Officers’ Peer Group Companies
Athabasca Oil Sands Corporation	Osum Oil Sands Corp.
Connacher Oil and Gas Limited	Petrobank Energy Resources Ltd.
Grizzly Resources Ltd.	Seven Generations Energy Ltd
Ivanhoe Energy Inc.	Southern Pacific Resource Corporation
Japan Canada Oil Sands Limited	Statoil Canada Ltd.
Laricina Energy Ltd.	Total E&P Canada Ltd.
MEG Energy Corp.	UTS Energy Corporation

The aspects of compensation that were assessed in the “peer group assessments” include base salary, short-term incentives, perquisites, and long-term incentives.  Factors also considered in assessing overall executive compensation in relevant peer groups included size and nature of organizations, comparable positions, industry competitive pressures in specific geographic location, and target pay positioning for roles of strategic importance and other roles in the organization.  All of the decisions with respect to determining the amount or form of executive compensation programs are made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by Mercer (Canada) Limited.  Mercer (Canada) Limited did not provide any services to the Company during fiscal year 2011 other than advice with respect to executive compensation, and it is engaged annually to provide such advice.

Base Salary.  Base salary, paid in cash, is the first element of compensation for our NEOs.  We set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals, while recognizing that our NEOs have additional incentives to work towards the Company’s success.  Individual performance and contribution to the overall business goals of the Company are subjective measures and are also evaluated by the Compensation Committee.

On February 1, 2011, Mr. Wong’s base salary was increased from $262,146 ($300,000 CDN) to $345,660 ($350,000 CDN), on May 1, 2010, Mr. Raven’s base salary was increased from $222,200 ($225,000 CDN) to $231,088 ($234,000 CDN) which was followed by an increase to $231,592 ($234,500 CDN) on January 13, 2011, and on February 1, 2011, Ms. Lamoureux’s base salary was increased from $177,760 ($180,000 CDN) to $192,574 ($195,000 CDN)  These increases were made by the Board of Directors, on recommendation from the Compensation Committee, due to the highly competitive compensation environment for qualified executives in the industry and in recognition of the increased responsibilities of these executives arising from Mr. Wong’s appointment as President and Chief Executive Officer, Mr. Raven’s appointment as Vice President, Exploration and Development and Ms. Lamoureux’s appointment as Vice President and Controller. No other NEO received an increase in base salary during fiscal year 2011.

Mr. MacNeill received fees for his role as acting Chief Executive Officer during the 2011 fiscal year at an annualized rate of $296,280 ($300,000 CDN).  Mr. MacNeill did not receive any other  compensation for such services and the discussion of other elements of compensation herein do not apply to him.

The Compensation Committee believes that base salaries for our NEOs are appropriate for executives serving a public company of our size in our industry.

Annual Cash Bonuses.  Annual cash bonuses are the second element of our compensation plan.  The Compensation Committee believes it is appropriate that executive officers and other employees have the potential to receive a significant portion of their annual cash compensation as a cash bonus to encourage performance to achieve key short-term (annual) corporate objectives and to be competitive from a total remuneration standpoint.

In accordance with the executive employment agreements for each NEO (other than Mr. MacNeill who is not party to any employment agreement), any award of cash bonuses is at the sole discretion of the Compensation Committee.  In accordance with the terms of each of our NEOs’ employment agreements, when a bonus plan is established by the Company, the executives will be eligible to receive a target bonus equal to 40% of their base salary, except with respect to Mr. Wilson and Ms. MacKenzie would have been eligible for a bonus up to 200% and 100% of their base salary, respectively.  The Board of Directors has discretion to adjust this target up or down.  Prior to fiscal year 2011, annual bonuses were discretionary and the Board of Directors and the Compensation Committee had the discretion to not award any cash bonus to any of our NEOs if warranted.

On May 12, 2010 the Board of Directors approved the performance goals for each of the NEOs’ annual cash bonuses with respect to fiscal year 2011.  These goals, their measure and their relative weightings are as follows:

Goal	Measure	Weighting

Design, finance and operate a low pressure Steam Assisted Gravity Drainage (“SAGD”) test	Successfully complete a SAGD test by April 30, 2011, which confirms the containment characteristics of the overburden (glacial till) and increases the contingent resource estimate provided by independent third party engineers.	40%

Goal	Measure	Weighting

Maintain a focus on capital discipline and preservation	Complete the scope of the fiscal 2011 budget, within the budget approved and updated by the Board.	30%

Continue building a strong employee base and management team	Staff turnover is less than 15% for fiscal year 2011.	20%

Receive approval from Saskatchewan Ministry of Environment for a 30,000 BPD commercial project	Approval from Saskatchewan Ministry of Environment by April 30, 2011.	10%

Prior to fiscal year 2011, we had no set formula for determining or awarding cash bonuses to our other executives or employees and there was no specific guideline for determining how much weight to give to individual and Company performance factors when determining the amount of annual bonuses which were discretionary.  In determining whether to award bonuses and the amount of any bonuses, we have taken and will continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, peer group assessments, and the total compensation package, as well as Company resources and business projections, and other operational factors.

The Compensation Committee may have considered how unexpected events may have impacted the Company’s performance with respect to determining the appropriateness of a bonus.  For example, a large acquisition may substantially change our budget and forecast prepared prior to the beginning of a year, thereby affecting the cash available for payment of bonuses.  Also, our Compensation Committee encourages our executives to pursue long-term goals, even if these long-term goals may result in a reduction in our near-term performance.  Accordingly, prior to fiscal year 2011, the Compensation Committee would determine whether and in what amount a bonus was appropriate for each of the NEOs after taking into account all factors that the Compensation Committee, in its discretion, determined to be appropriate.

Where the Compensation Committee determines that bonuses are properly payable, but cash considerations do not permit the payment of a bonus in cash, the Compensation Committee will consider payment of the bonus amount in restricted stock or options.  The Compensation Committee may also defer all or any part of any bonus to future years.

Prior to fiscal year 2011, when determining cash bonus awards, the Compensation Committee considered the following overall corporate objectives:  (i) the attainment of exploration goals by the Company; (ii) the progress made on pre-commercialization activities for our oil sands discoveries; (iii) the timely acquisition or divestiture of key strategic assets for the future of the Company; (iv) the ability of our senior executives to secure financing for the operations of the Company; (v) the ability of our senior executives to execute these programs within established budgets; and (vi) the individual roles and performance of our senior executives in accomplishing these corporate objectives.

Prior to fiscal year 2011, the Compensation Committee also considered the following individual factors for each NEO:  (i) operations excellence; (ii) development of key relationships; (iii) creating and supporting a strong environment of corporate governance and (iv) leadership in the execution of corporate goals.  The Compensation Committee also takes into account the significant labor constraints for skilled executives in the oil sands industry in the Alberta marketplace to ensure that the cash bonuses reflected an appropriate retention component.

As a result of the consideration of these factors in respect of Company performance in fiscal year 2009 and fiscal year 2010, and the judgment exercised by the Compensation Committee, none of the Company’s NEOs (at the time) received an annual cash bonus in respect of fiscal year 2009 or fiscal year 2010 because our goals with respect to Company performance were not achieved.  In addition, none of the Company’s NEOs received an annual cash bonus in respect of fiscal year 2011 because the pre-established goals (described above) with respect to Company performance were not achieved.

However, the Company has in the past three fiscal years awarded one-time cash bonuses to certain executives in recognition of their roles in satisfying specific performance goals.  On May 31, 2010 a short term incentive payment of $50,000 CDN was paid to each of Mr. Wong, Ms. Peters and Mr. Raven, in recognition of their role in securing financing in an amount that ensured the Company had sufficient liquidity to carry on with its planned operations for 12 months, a goal which was achieved in fiscal year 2010. In addition, Ms. Lamoureux received a bonus equal to $25,000 CDN in respect of fiscal year 2010 that was paid on May 31, 2010 pursuant to her participation in a non-executive bonus program prior to her becoming a NEO.

Effective November 23, 2010, the Company entered into two separate and identical Retention Agreements with Mr. Wong and Ms. Peters, in anticipation of both executives playing a key role in facilitating the Company’s strategic alternatives review process to increase shareholder value (in addition to their normal duties and responsibilities), pursuant to which the Company was required to pay such executives a retention bonus equal to 75% of the executive’s base salary.  Mr. Wong and Ms. Peters were paid a retention bonus in the amount of $222,210 ($225,000 CDN) and $203,693 ($206,250 CDN), respectively on February 28, 2011.

In addition, in order to ensure the retention of the Company’s skilled workforce during our continued strategic alternative process in the Alberta marketplace where there are significant labor constraints for skilled professionals in the oil sands industry, effective as of August 18, 2010, the Company adopted a broad-based Retention Program pursuant to which all other executives and employees of the Company, including Mr. Raven and Ms. Lamoureux, were eligible to receive a retention bonus equal to 75% of the individual’s base salary, subject only to continued employment through February 28, 2011. Pursuant to such program, on February 28, 2011, Mr. Raven and Ms. Lamoureux were paid a retention bonus in the amount of $225,500 CDN and $160,000 CDN, respectively.

In light of the Company’s continued pursuit of its strategic alternative review process, the Board of Directors has not established any performance goals for each of the NEOs’ annual cash bonuses with respect to fiscal year 2012.  Instead, effective as of  March 4, 2011, the Company adopted another broad-based Retention Program designed to retain our workforce in the competitive marketplace and pursuant to which all executives and key employees of the Company, including our NEOs, will be eligible to receive a retention bonus equal to 75% of the individual’s base salary, subject only to their continued employment through December 31, 2011.

Any additional bonuses for our NEOs for fiscal year 2012 will be discretionary and the Board of Directors will take into consideration the corporate objective and individual performance factors that it deems appropriate.

Long-Term Equity-Based Incentives.  Equity-based incentives form a third element of our compensation program.  Long-term equity-based incentive compensation is an element of our compensation policy because we believe it aligns employee and executives’ interests with the interests of the Company’s shareholders.  Our equity incentives also reward the attainment of long-term corporate objectives by our executives.  We generally grant equity in the form of stock options that are subject to vesting over several years in order to encourage management and executive retention.  We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint.  At the present time, the Company has two equity incentive plans for its management and employees:  its 2005b Stock Option Plan and its 2006 Stock Option Plan.  The Company does not intend to grant any further options under the 2005b Stock Option Plan and there are no grants outstanding under that plan.

The Compensation Committee administers our long-term equity-based incentive plans and performs functions that include selecting award recipients, determining the timing of grants and assigning the number of shares subject to each award, fixing the time and manner in which awards are exercisable, setting exercise prices and vesting and expiration dates, and from time to time recommending rules and regulations for carrying out the purposes of our plans for approval by the Board of Directors.  For compensation decisions regarding the grant of equity compensation to executive officers (other than Mr. Wong while he served as President and Chief Executive Officer, Mr. MacNeill while he served as acting Chief Executive Officer and Mr. Wilson, during the period in which he served as our Executive Chairman, President and Chief Executive Officer) and other employees, our Compensation Committee considered recommendations from Mr. Wong and Mr. MacNeill during the period in which each served as President and Chief Executive Officer, and Mr. Wilson, during the period in which he was our Executive Chairman, President and Chief Executive Officer, as well as the competitive environment associated with longer-term compensation. All awards are granted at an exercise price equal to the fair market value on the grant date in accordance with FASB ASC Topic 718.

Typically, awards vest over multiple years, but the Compensation Committee maintains the discretionary authority to vest the equity grant immediately if the individual situation merits.  In the event of a change of control, or upon the death, disability, retirement or termination of a grantee’s employment without cause, all outstanding equity-based awards may immediately vest depending on the individual’s employment arrangement.  Please see “Employment Contracts, Change of Control Arrangements and Certain Other Matters” below for further details.  Historically and in fiscal year 2010, awards were typically granted annually in August or September of each year in connection with our annual performance reviews and salary adjustments.  Beginning in fiscal year 2011 and thereafter, awards will be made in May of each year following completion of the fiscal year on April 30.  If an executive begins employment with the Company during the fiscal year or is appointed to a new position, the executive may also receive an initial or additional equity grant at such time.

We have no set formula for granting awards to our executives or employees.  In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors discussed in ‘Annual Cash Bonuses’ above.

In determining the specific fiscal year 2011 awards for our individual NEOs, the Compensation Committee considered overall corporate objectives and individual executive criteria including those listed above in ‘Annual Cash Bonuses’.

Grants to individual NEOs made prior to fiscal year 2011 that are still outstanding are contained in the “Outstanding Equity Awards at 2011 Fiscal Year End” table below.  Grants to individual NEOs for fiscal year 2010 were granted on May 14, 2010 during fiscal year 2011 and grants in respect of fiscal year 2009 were granted on September 3, 2009 during fiscal year 2010 and March 29, 2010 solely with respect to Ms. MacKenzie, and are contained in the “Grants of Plan-Based Awards in Fiscal Year 2011” table below.  The sizes of the individual grants were reflective of the factors described above and the roles of each individual in the Company.

The following awards were made to our NEOs during fiscal year 2011:

On May 14, 2010 the NEOs that were employed on that date received the following stock option grants:  Mr. Wilson 2,000,000 options; Mr. Wong 400,000 options; Ms. Peters 350,000 options; and Mr. Raven 300,000 options.  These grants were made in recognition of the additional roles and functions within the organization that were taken on by each executive at that time.  The relative size of these equity grants is determined based on the size and complexity of each executive’s additional roles and functions at the Company, and Mr. Wilson’s grant reflects the numerous additional responsibilities connected with his assuming the positions of Executive Chairman, President and Chief Executive Officer.  All options were granted with an exercise price of $0.80, which was equal to the closing price of our Common Stock on the date of grant as quoted on the NYSE Amex, and have a term of five years.  All of these stock options will become 100% vested if (i) there is a merger, acquisition, sale or a change of control, in accordance with the relevant stock option agreement, or (ii) on or before April 30, 2013, the Board of Directors determines in good faith that any two of the following targets has been achieved:

•
Recoverability of the Axe Lake Reservoir has been demonstrated by the development of a reservoir recovery configuration that the Board of Directors has resolved to authorize for use in a pilot project or commercial development application.

•	The OQI Total Shareholder Return (as defined below) is at least 15% greater than the Average Peer Total Shareholder Return (as defined below).

•	The high estimate of the Company’s contingent bitumen resources (on a 100% interest basis), as determined by an independent reserves evaluator, is at least 1,026 million barrels.

•	The high estimate of the Company’s discovered bitumen resources (on a 100% interest basis), as determined by an independent reserves evaluator, is at least 4,173 million barrels.

The Board of Directors in its sole discretion may, based on budgets and financing conditions, increase the number of targets to be achieved from two to three at any time prior to vesting.

For purposes of these performance targets, the terms have the following meanings:

“Average Peer Total Shareholder Return” means the average of the Total Shareholder Returns for each of (1) Connacher Oil and Gas Limited, (2) Cenovus Corporation, (3) Imperial Oil Limited, (4) Opti Canada Inc., (5) Suncor Inc. and (6) UTS Energy Corporation.  If one or more of these companies changes substantially or no longer exists by the end of the performance measurement period, the Compensation Committee will decide on the companies that will be used for the relative Total Shareholder Return comparison.

“Total Shareholder Return” means the product of (Market Price on April 30, 2013 − Market Price on May 1, 2010) + dividends paid / Market Price on May 1, 2010.

“OQI Total Shareholder Return” means the Total Shareholder Return on one share of Company Common Stock.

“Market Price” means the volume weighted average trading price of the securities, calculated by dividing the total value by the total volume of securities traded for the relevant period, (“VWAP”) on the stock exchange where the majority of the trading volume and value of the subject securities occurs, for the five trading days immediately preceding the relevant date.  In certain exceptional circumstances, the five day VWAP may not accurately reflect the securities’ current market price, and the Board of Directors may adjust the VWAP based on relevant factors including liquidity, trading activity immediately before, during or immediately after the relevant period or any material events, changes or announcements occurring immediately before, during or immediately after the relevant period.

Additionally the Company made the following grants during fiscal year 2011:  (i) on May 1, 2010, Ms. Lamoureux received a grant of 100,000 as part of the Company’s annual grants to employees generally, (ii) on January 19, 2011, Mr. Raven was awarded 100,000 options in recognition of his promotion to the position of Vice President, Exploration and Development and his expected future contributions to the Company; and (ii) on March 10, 2011, Mr. Wong was awarded 500,000 options in recognition of his promotion to the position of President and Chief Executive Officer and his expected future contributions to the Company.  Each of these option grants vested 25% upon the date of grant and will vest either (i) 25% on each of the first three anniversary dates of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control, in accordance with the relevant stock option agreement.

Other Employee Benefits.  Pursuant to the terms of their employment agreements, each of the NEOs are entitled to a vehicle allowance of $1,500 CDN per month.  The Company’s executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees.  The Company provides vacation and other paid holidays to all employees, including the NEOs, which are comparable to those provided by other companies in our peer group.  The Company does not have any equity or security ownership guidelines for executives.  The Company does not consider the accounting and tax treatment of the particular forms of compensation awarded to executives when determining those awards.

Our articles of incorporation and bylaws entitle our officers and directors to advancement or reimbursement of their legal expenses, to the fullest extent permitted by law, if they are involved in litigation as a result of performing services for the Company or other enterprise at its request.  The right to indemnification is conditioned on meeting a specified standard of care, generally requiring the officer to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

Employment Contracts, Change of Control Arrangements and Certain Other Matters.  We have entered into employment agreements with each of our NEOs (other than Mr. MacNeill).  The payments provided for under the employment agreements in the event of termination without cause or resignation in the event of a change of control are designed to assure the Company of the continued employment and attention and dedication to duty of these key management employees and to seek to ensure the availability of their continued service, notwithstanding the possibility or occurrence of a change of control of the Company.  The amount of severance payable is an amount the Company has determined is necessary to remain competitive in the marketplace for executive talent.  The material terms of the employment agreements are described following the “Grants of Plan-Based Awards in Fiscal Year 2011” table below and the severance provisions are described under “Potential Payments Upon Termination or Change of Control” below.

Report of the Compensation Committee

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  The Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant’s proxy statement on Schedule 14A and in the registrant’s Annual Report on Form 10-K.

Respectfully submitted by the Compensation Committee of the Board of Directors:

Ronald Phillips, Chairman
Paul Ching
John Read

Summary Compensation Table

The following table sets out the compensation recorded for the fiscal years ended April 30, 2011, 2010, and 2009 in respect to each of the individuals who served as the NEOs.  All compensation is paid in Canadian Dollars and shown in United States Dollars converted at the average exchange rate for the applicable year as determined by the Bank of Canada ($1.00 US = $1.0126 CDN in fiscal year 2011, $1.0721 CDN in fiscal year 2010, and $1.1444 CDN in fiscal year 2009).

		Salary	Bonus(8)	Option Awards(9)	All Other Compensation(10)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Garth Wong	2011	350,104	271,590	389,921	21,426	1,033,041
President and Chief Executive Officer (former Chief Financial Officer) (1)	2010	271,430	102,602	282,185	20,666	676,883
	2009	39,322	—	325,000	3,756	387,078
T. Murray Wilson	2011	500,739		1,071,568	890,880	2,463,187
Former Executive Chairman, President and Chief Executive Officer (current director) (2)	2010	373,100	—	313,539	5,240	691,879
	2009	349,528	—	1,890,250	3,770	2,243,548
Brian MacNeill	2011	169,248	—	32,952	—	202,200
Acting Chief	2010	—	—	—	—	—
Executive Officer (Current director) (3)	2009	—	—	—	—	—
Susan MacKenzie	2011	152,090		—	8,112	160,202
Former Chief Operating Officer(4)	2010	7,066	—	1,047,760	—	1,054,826
	2009	—	—	—	—	—

Leigh Peters	2011	343,833	253,073	187,524	22,291	806,721
Vice President, Legal(5)	2010	244,847	93,275	188,123	20,947	547,192
	2009	—	—	—	—	—

				Option	All Other
		Salary	Bonus(8)	Awards(9)	Compensation(10)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Simon Raven,	2011	234,011	222,704	199,924	11,098	667,737
Vice President Exploration & Development (former Chief Geologist) (6)	2010
	2009
Annie Lamoureux	2011	186,656	158,016	60,627	4,514	409,813
Vice President & Controller	2010
(former Controller) (7)	2009

(1)
Mr. Wong became an officer of the Company on February 23, 2009 and served the Company as its Chief Financial Officer until he was appointed as President and Chief Executive Officer of the Company on February 1, 2011.

(2)
Mr. Wilson became an officer of the Company on May 1, 2006.  As of  January 15, 2010, Mr. Wilson assumed the roles of Executive Chairman, President and Chief Executive Officer until his resignation on September 3, 2010.  Mr. Wilson served as the Executive Deputy Chairman from September 3, 2010 until March 31, 2011 when his role as executive was terminated by the Company.  Mr. Wilson continues to serve as a director on our Board of Directors.

(3)
Following Mr. Wilson’s resignation on September 3, 2010, Mr. MacNeill assumed the role as acting Chief Executive Officer as of September 3, 2010 until Mr. Wong was appointed President and Chief Executive Officer as of February 1, 2011.  Mr. MacNeill continues to serve on our Board of Directors  For his services as acting Chief Executive Officer, the Company paid Mr. MacNeill a fee at an annual rate of $300,000 CDN amounting to $125,000 CDN for his service.  In addition, for his role as a director on the Board of Directors, during the fiscal year ending April 30, 2011, Mr. MacNeill received $46,217 in addition to a grant of 60,000 stock options with an exercise price of $0.80 on May 14, 2010.

(4)	Ms. MacKenzie became an officer of the Company on April 26, 2010. Ms. MacKenzie resigned as Chief Operating Officer of the Company on August 31, 2010.

(5)	Ms. Peters became an officer of the Company on August 1, 2001, although she did not become a NEO until fiscal year 2010, accordingly only her compensation for fiscal year 2011 and 2010 are disclosed.

(6)
Mr. Raven became an officer of the Company on January 13, 2011, in connection with his appointment as Vice President, Exploration & Development, accordingly only his compensation for fiscal year 2011 is disclosed.  Mr. Raven previously served the Company as its Chief Geologist.  Upon his appointment as an officer, Mr. Raven entered into an executive employment agreement with the Company.

(7)
Mr. Lamoureux became an officer of the Company on February 1, 2011 when she was appointed as the Company’s Vice President & Controller, accordingly only her compensation for fiscal year 2011 is disclosed. Upon her appointment as an officer, Ms. Lamoureux entered into an Executive Employment Agreement with the Company.

(8)
The bonus amounts reported for the 2011 fiscal year represent a one-time cash bonus for fiscal year 2010 that was paid to Mr. Wong, Ms. Peters and Mr. Raven on May 31, 2010, an annual cash bonus for Ms. Lamoureux pursuant to an employee bonus program, and retention bonuses for each NEO equal to 75% of the executive’s base salary paid on February 28, 2011.

(9)
The amounts reported in this column represent the aggregate grant date fair value of stock option awards for each of the NEOs calculated in accordance with FASB ASC Topic 718 for the applicable fiscal year.  Assumptions used in the calculations of these amounts are included in footnote 11 of the notes to the Company’s financial statements in the Company’s 2009 Annual Report on Form 10-K and footnote 12 of the notes to the Company’s financial statements in the Company’s 2010 Annual Report on Form 10-K, and footnote 12 of the notes to the Company’s financial statements in the Company’s 2011 Annual Report on Form 10-K.

(10)
Premiums paid for the employee health benefits program, automobile allowances or personal use benefits of automobiles, and parking allowances are included herein.  For each of our NEOs (other than Messrs. MacNeill and Wilson) these amounts include a $1,500 CDN per month automobile allowance.

For Mr. Wilson, the amount reported includes $865,178 cash severance (which is inclusive of cash payable in lieu of benefits) that was paid on his termination.

Grants of Plan-Based Awards in Fiscal Year 2011

  The following table presents information with respect to each award made to our NEOs under our 2006 Stock Option Plan in fiscal year 2011.  No equity or non-equity plan-based awards, other than stock options, were granted during fiscal year 2011.

		All Option
		Awards:
		Number of
		Securities	Exercise or	Grant Date
		Underlying	Base Price of	Fair Value of
		Options	Option Awards	Option Awards
Name	Grant Date	(#)(1) (2)	($/Sh)(3)	($)(4)

Garth Wong	May 14, 2010	400,000	0.80	214,314
	March 10, 2011	500,000	0.53	175,607
T. Murray Wilson	May 14, 2010	2,000,000	0.80	1,071,568
Brian MacNeill	May 14, 2010	60,000	0.80	32,147
Sue MacKenzie
Leigh Peters	May 14, 2010	350,000	0.80	187,524
Simon Raven	May 14, 2010	300,000	0.80	160,735
	January 19, 2011	100,000	0.59	39,188
Annie Lamoureux	May 01, 2010	100,000	0.80	60,627

1)
The stock options granted to our NEOs on May 14, 2010, will become 100% vested if (i) there is a merger, acquisition, sale or a change of control, in accordance with the relevant stock option agreement, or (ii) on or before April 30, 2013, the Board of Directors determines in good faith that any two of the following targets has been achieved:

●
recoverability of the Axe Lake Reservoir has been demonstrated by the development of a reservoir recovery configuration that the Board of Directors has resolved to authorize for use in a pilot project or commercial development application;

●	the OQI Total Shareholder Return (as defined below) is at least 15% greater than the Average Peer Total Shareholder Return (as defined below) for the three years ended May 31, 2012;

●	the high estimate of the Company’s contingent bitumen resources is at least 1,026 million barrels, as determined by an independent reserves evaluator; and

●	the high resource of the Company’s discovered bitumen resources is at least 4,173 million barrels, as determined by an independent reserves evaluator.

The Board of Directors in its sole discretion may, based on budgets and financing conditions, increase the number of targets to be achieved from two to three at any time prior to vesting.

For purposes of these performance targets:

“Average Peer Total Shareholder Return” means the average of the Total Shareholder Returns for each of (1) Connacher Oil and Gas Limited, (2) Cenovus Corporation, (3) Imperial Oil Limited, (4) Opti Canada Inc., (5) Suncor Inc. and (6) UTS Energy Corporation.  If one or more of these companies changes substantially or no longer exists by the end of the performance measurement period, the Compensation Committee will decide on the companies that will be used for the relative Total Shareholder Return comparison.

“Total Shareholder Return” means the product of (Market Price on April 30, 2013 − Market Price on May 1, 2010) + dividends paid / Market Price on May 1, 2010.

“OQI Total Shareholder Return” means the Total Shareholder Return on one share of Company Common Stock.

“Market Price” means the volume weighted average trading price of the securities, calculated by dividing the total value by the total volume of securities traded for the relevant period, (“VWAP”) on the stock exchange where the majority of the trading volume and value of the subject securities occurs, for the five trading days immediately preceding the relevant date.  In certain exceptional circumstances, the five day VWAP may not accurately reflect the securities’ current market price, and the Board of Directors may adjust the VWAP based on relevant factors including liquidity, trading activity immediately before, during or immediately after the relevant period or any material events, changes or announcements occurring immediately before, during or immediately after the relevant period.

2)	The exercise price for stock options is equal to the closing price of our Common Stock on the date of grant as quoted on the NYSE Amex.

3)	The exercise price for stock options is equal to the closing price of our Common Stock on the date of grant as quoted on the NYSE Amex.

4)
The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of FASB ASC Topic 718.  The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the expected price volatility of the Common Stock.  The expected stock price volatility assumption was determined using historical volatility of the Common Stock.  This amount disregards any estimate of forfeitures.

 Employment Agreements of our Named Executive Officers

 T. Murray Wilson

On May 1, 2006, and as amended effective on September 22, 2006 and August 1, 2007, the Company entered into an executive employment agreement for an indefinite term with T. Murray Wilson under which Mr. Wilson receives an annual base salary (currently at $373,100 ($400,000 CDN)) and is eligible to receive an annual bonus up to 200% of his annual base salary.  In addition, Mr. Wilson received options to acquire 4,000,000 shares Common Stock at an exercise price of $6.75 (equal to the per-share fair market value on the date of grant), all of which are now fully vested and exercisable.  On September 3, 2010, Mr. Wilson resigned as Executive Chairman, President and Chief Executive Officer but remained on the Board of Directors as the Executive Deputy Chairman until his executive role was terminated by the Company effective as of March 31, 2011.  Mr. Wilson continues to serve on the Board of Directors.

 Garth Wong

On February 23, 2009, and amended and restated on April 9, 2009, Garth Wong entered into an executive employment agreement for an indefinite term with the Company pursuant to which he receives a base annual salary (referred to as the Base Fee in his agreement — currently at $345,660 ($350,000 CDN)).  He is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and receive bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion.  Mr. Wong is also entitled to a vehicle allowance in the amount of $1,500 CDN per month.

Additionally, Mr. Wong was granted options to purchase 500,000 shares of Common Stock.  The options vest in 25% increments, with the first 25% vesting upon Mr. Wong commencing his duties with the Company and the remaining 75% vesting annually on a pro-rata basis on each anniversary date of the effective date of Mr. Wong’s executive employment agreement.

 Brian MacNeill

Mr. MacNeill is not party to any employment or other agreement with the Company.  In connection with his role as acting Chief Executive Officer of the Company from September 3, 2010 to February 1, 2011, the Company paid him a monthly fee based at an annual rate of $296,280 ($300,000 CDN) and he was not entitled to any other benefits for such services including any, bonus, stock options, or severance.

 Susan MacKenzie

On March 26, 2010, Susan MacKenzie entered into an executive employment agreement for an indefinite term with the Company commencing on April 26, 2010, pursuant to which she received a base annual salary (of $373,100 ($400,000 CDN)).  She was entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and receive bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion, with a target annual bonus equal to up to 100% of her base annual salary.  Ms. MacKenzie was also entitled to a vehicle allowance in the amount of $1,500 CDN per month.

Additionally, Ms. MacKenzie was granted options to purchase 2,000,000 shares of Common Stock.  The options were eligible to vest in 25% increments, with the first 25% vesting upon Ms. MacKenzie commencing her employment with the Company and the remaining 75% vesting annually on a pro-rata basis on each anniversary date of the date of grant.  Pursuant to the terms of her executive employment agreement, Ms. MacKenzie was also eligible to receive a $500,000 bonus, paid in cash or the equivalent value in shares of Common Stock or options, upon achievement of objective performance targets which were not satisfied prior to her departure from the Company and Ms. MacKenzie did not receive any portion of such bonus.  Ms. MacKenzie resigned from the Company, effective as of August 31, 2010 and her employment agreement was terminated on that date.  Ms. MacKenzie did not receive any payments in connection with her departure from the Company.

 Leigh Peters

On August 1, 2008, Leigh Peters entered into an executive employment agreement for an indefinite term with the Company pursuant to which she received a base annual salary (as of the date of her termination at $271,590 ($275,000 CDN)).  She was entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and receive bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion, with a target annual bonus equal to 40% of her base annual salary.  Ms. Peters was also entitled to a vehicle allowance in the amount of $1,500 CDN per month.  Ms. Peters was terminated by the Company, effective as of July 5, 2011 and her employment agreement was terminated on that date.  Ms. Peters is eligible to receive severance payments in connection with her termination in accordance with the severance provisions of her employment agreement.

 Simon Raven

In connection with Mr. Raven’s appointment as Vice President, Exploration and Development on January 13, 2011, Mr. Raven entered into an executive employment agreement for an indefinite term with the Company pursuant to which he receives a base annual salary (currently at $231,592 ($234,500 CDN)).  He is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and receive bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion, with a target annual bonus equal to 40% of his base annual salary.  Mr. Raven is also entitled to a vehicle allowance in the amount of $1,500 CDN per month.

Additionally, pursuant to the employment agreement, Mr. Raven was granted options to purchase 100,000 shares of Common Stock on January 29, 2011.  These options vest in 25% increments, with the first 25% vesting upon the grant date and the remaining 75% vesting annually on a pro-rata basis on each anniversary date of grant.

 Annie Lamoureux

In connection with Ms. Lamoureux’s appointment as Vice President & Controller, effective as of February 1, 2011, Ms. Lamoureux entered into an executive employment agreement for an indefinite term with the Company pursuant to which she receives a base annual salary (currently at $291,342 ($295,000 CDN)).  She is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and receive bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion, with a target annual bonus equal to 40% of her base annual salary.  Ms. Lamoureux is also entitled to a vehicle allowance in the amount of $1,500 CDN per month.

 [Additionally, Ms. Lamoureux was granted options to purchase 100,000 shares of Common Stock on May 1, 2010.  The options vest in 25% increments, with the first 25% vesting upon on the grant date and the remaining 75% vesting annually on a pro-rata basis on each anniversary date of the grant date.

Outstanding Equity Awards At 2011 Fiscal Year-End

The following table sets out the unexercised stock options held by each Named Executive Officer outstanding as of the end of our 2011 fiscal year.

			Equity
			Incentive Plan
			Awards:
			Number of
	Number of	Number of	Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised
	Unexercised	Unexercised	Unearned	Option	Option
	Options (#)	Options (#)	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	(#)	Price ($)	Date

T. Murray Wilson (1)	1,000,000			6.75	May 1/11
	1,000,000			6.75	Aug. 14/11
	1,000,000			6.75	May 1/12
	1,000,000			6.75	May 1/13
	275,000		275,000	5.05	Aug. 23/11
	750,000			4.27	Aug. 1/12
	356,250	118,750		4.51	Aug. 1/13
	800,000			0.81	Dec. 9/18
			500,000	0.91	Sep. 3/19
			2,000,000	0.80	May 14/15
Garth Wong (2)	375,000	125,000		0.71	Feb. 23/19
			450,000	0.91	Sep. 3/19
			400,000	0.80	May 14/15
	125,000	375,000		0.53	Mar. 10/16
Brian MacNeill (3)			125,000	0.91	Sep 3/19
	15,000	45,000		0.80	May 14/15
Susan MacKenzie (4)
Leigh Peters (5)	100,000			4.27	Aug. 1/12
	262,500	87,500		4.51	Aug. 1/13
	200,000			0.81	Dec. 9/18
			300,000	0.91	Sep. 3/19
			350,000	0.80	May 14/15
Simon Raven (6)	50,000			5.05	Aug. 23/11
	50,000			5.05	Aug. 23/11
	100,000			4.27	Aug. 1/12
	150,000	50,000		4.51	Aug. 1/13
	200,000			0.81	Dec. 9/18
			150,000	0.91	Sept 3/19
			300,000	0.80	May 14/15
	25,000	75,000		0.59	Jan. 19/16

Equity
Incentive Plan
Awards:
Number of
	Number of	Number of	Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised
	Unexercised	Unexercised	Unearned	Option	Option
	Options (#)	Options (#)	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	(#)	Price ($)	Date

Annie Lamoureux (7)	75,000	75,000		0.93	Aug 24/14
	25,000	75,000		0.88	May 1/15

(1)	Stock options granted to T. Murray Wilson under the Company’s 2006 Stock Option Plan consist of:

●
4,000,000 options received pursuant to Mr. Wilson’s employment agreement with the Company described above.  All of these options are now vested and remain exercisable at an exercise price of $6.75 for five years following the date of vesting.  Of these options, 1,000,000 vested immediately; 1,000,000 vested upon attaining certain reorganization goals of the Company, which occurred on August 14, 2006; 1,000,000 vested on May 1, 2007; and 1,000,000 vested on May 1, 2008.

●
300,000 options at an exercise price of $5.05 on August 23, 2006.  The options vested 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant.  On September 27, 2006, Mr. Wilson returned 25,000 of these options to the Company for cancellation.

●
300,000 bonus options at an exercise price of $5.05 on August 23, 2006.  The options vest either (i) 25% upon a 750 million bitumen in place (“BIP”) barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from the date of grant; or (ii) 100% vesting upon a merger, acquisition, sale, or change of control.  On September 27, 2006, Mr. Wilson returned 25,000 of these options to the Company for cancellation.

●
750,000 options at an exercise price of $4.27 on August 1, 2007 and 475,000 options at an exercise price of $4.51 on August 1, 2008.  All of these options vested 25% immediately on the date of grant and will vest either (i) 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●
800,000 options at an exercise price of $0.81 on December 9, 2008.  These options vested 25% immediately and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2011).

●
500,000 options at an exercise price of $0.91 on September 3, 2009.  These options vest either (i) 100% upon the attainment by the Company of certain performance goals by May 31, 2012, as detailed in footnote 1 to the ‘Grants of Plan-Based Awards in Fiscal Year 2011’ Table; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●
2,000,000 options at an exercise price of $0.80 on May 14, 2010.  These options vest either (i) 100% upon the attainment by the Company of certain performance goals by May 31, 2012, as detailed in footnote 1 to the ‘Grants of Plan-Based Awards in Fiscal Year 2011’ Table; or (ii) 100% upon a merger, acquisition, sale or a change of control.

All of Mr. Wilson’s vested stock options will remain exercisable for a period of two years from the date of his resignation on September 3, 2010 pursuant to the terms of his employment agreement and so long as he remains a director on the Board of Directors all of his unvested options will continue to vest in accordance with the original terms of the respective option agreements.

(2)	Options granted to Garth Wong under the Company’s 2006 Stock Option Plan consist of:

●
500,000 options at an exercise price of $0.71 on February 23, 2009.  The options vested 25% immediately on the date of grant and will vest either (i) 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●
450,000 options at an exercise price of $0.91 on September 3, 2009.  These options vest either (i) 100% upon the attainment by the Company of certain performance goals by April 30, 2013, as detailed in footnote 1 to the ‘Grants of Plan-Based Awards in Fiscal Year 2011’ Table; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●
400,000 options at an exercise price of $0.80 on May 14, 2010.  These options vest either (i) 100% upon the attainment by the Company of certain performance goals by May 31, 2012, as detailed in footnote 1 to the ‘Grants of Plan-Based Awards in Fiscal Year 2011’ Table; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●
500,000 options at an exercise price of $0.53 on March 10, 2011.  These options vest as to (i) 25% immediately as of the date of grant and 25% on each of the first three anniversaries of the date of grant, or (ii) 100% upon a merger, acquisition, sale or change in control in accordance with the relevant stock option agreement.

(3)	Options granted to Brian MacNeill under the Company’s 2006 Stock Option Plan consist of:

●
125,000 options at an exercise price of $0.91 on September 3, 2009 in respect of his service as a director on our Board of Directors.  These options vest either (i) 100% upon the attainment by the Company of certain performance goals by April 30, 2013, as detailed in footnote 1 to the ‘Grants of Plan-Based Awards in Fiscal Year 2011’ Table; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●
60,000 stock options at an exercise price of $0.80 on May 14, 2010 in respect of his service as a director on our Board of Directors.  These options vest as to (i) 25% immediately as of the date of grant and 25% on each of the first three anniversaries of the date of grant, or (ii) 100% upon a merger, acquisition, sale or change in control in accordance with the relevant stock option agreement.

(4)
All options granted to Susan MacKenzie under the Company’s 2006 Stock Option Plan were forfeited in connection with her departure from the Company on August 1, 2010 following which she had 90 days to exercise all vested options and thereafter all outstanding options were forfeited.

(5)	Options granted to Leigh Peters under the Company’s 2006 Stock Option Plan consist of:

●
100,000 options at an exercise price of $4.27 on August 1, 2007 and 350,000 options at an exercise price of $4.51 on August 1, 2008.  All of these options vested 25% immediately on the date of grant and will vest either (i) 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●
200,000 options at an exercise price of $0.81 on December 9, 2008.  These options vested 25% immediately and 25% every six months for eighteen months after the date of grant (June 9, 2009, December 9, 2009, and June 9, 2011).

●
300,000 options at an exercise price of $0.91 on September 3, 2009.  These options vest either (i) 100% upon the attainment by the Company of certain performance goals by May 31, 2012, as detailed in footnote 1 to the ‘Grants of Plan-Based Awards in Fiscal Year 2011’ Table; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●
350,000 options at an exercise price of $0.80 on May 14, 2010.  These options vest either (i) 100% upon the attainment by the Company of certain performance goals by May 31, 2012, as detailed in footnote 1 to the ‘Grants of Plan-Based Awards in Fiscal Year 2011’ Table; or (ii) 100% upon a merger, acquisition, sale or a change of control.

(6)	Options granted to Simon Raven under the Company’s 2006 Stock Option Plan consist of:

●
100,000 options at an exercise price of $5.05 on August 23, 2006, 100,000 options at an exercise price of $4.27 on August 1, 2007, 200,000 options at an exercise price of $4.51 on August 1, 2008, and 200,000 options at an exercise price of $0.81 on December 9, 2008.  50,000 of the options granted on August 23, 2006 vest either (i) 25% upon a 750 million bitumen in place (“BIP”) barrel count defined as the high resource (P10) estimate of bitumen in place, 50% upon a 1 billion BIP barrel count, 75% upon a 1.25 billion BIP barrel count, and 100% upon a 1.5 billion BIP barrel count, and three years from the date of grant; or (ii) 100% vesting upon a merger, acquisition, sale, or change of control.

●
All of the other options vested 25% immediately on the date of grant and will vest either (i) 25% each year on the first three anniversaries of the date of grant (except for the 2008 grant where vesting was on the first three six-month anniversaries of the date of grant); or (ii) 100% upon a merger, acquisition, sale or a change of control.

(7)	Options granted to Annie Lamoureux under the Company’s 2006 Stock Option Plan consist of:

●
150,000 options at an exercise price of $0.93 on August 24, 2009 and 100,000 options at an exercise price of $0.88 on May 1, 2010.  The options vested 25% immediately on the date of grant and will vest either (i) 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

All of the above transactions with our NEOs are exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d).

Options Exercised and Stock Vested During Fiscal Year 2011

  The following table sets out the number of stock options to purchase our Common Stock that were exercised by our NEOs during the fiscal year ended April 30, 2011.  There were no stock grants as bonuses or other equity awards outstanding or available for exercise or vesting during fiscal year 2011.

Option Awards
Number of
	Shares	Value
	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)

T. Murray Wilson	—	—
Garth Wong	—	—
Brian MacNeill	—	—
Susan MacKenzie	—	—
Leigh Peters	—	—
Simon Raven	—	—
Annie Lamoureux	—	—

Potential Payments Upon Termination or Change of Control

As described above under “Employment Contracts, Change of Control Arrangements and Certain Other Matters” we have entered into employment agreements with each of our NEOs (other than Mr. MacNeill) that provide for severance payments upon the termination of the executive in certain circumstances.

Pursuant to the terms of the NEOs’ employment agreements, each executive is subject to covenants not to compete with the Company and not to solicit the Company’s employees and customers.  For Mr. Wilson, these restrictive covenants apply either (i) for four months following termination of employment if Mr. Wilson is terminated for Cause or resigns in the absence of a Triggering Event or Change of Control (each as defined below); or (ii) for the duration of the notice period (as defined below) following termination if he is terminated without Cause or resigns as a result of a Triggering Event or Change of Control.  For Mr. Wong these restrictions apply for four months and for Ms. MacKenzie, Ms. Peters and Ms. Lamoureux, these covenants apply for three months following termination of employment by the Company for Cause or if he or she resigns.  For Mr. Raven, these covenants apply for one year following his termination of employment by the Company for any reason or upon his resignation.  The covenants do not apply in the event of any other kind of termination of the executives’ employment.  The Company is entitled to terminate the employment of each of our NEOs at any time for Cause, without notice, pay in lieu of notice or any other form of severance or termination pay.

 T. Murray Wilson

According to the severance terms of Mr. Wilson’s employment agreement, upon termination of employment by the Company without Cause (as defined below), Mr. Wilson will receive a lump sum payment equal to:  (i) his monthly base salary (his annual base salary divided by 12) as of the termination date, multiplied by the number of months in the notice period (which is equal to a minimum of 12 months plus one month for each completed year of service and up to a maximum aggregate of 18 months); (ii) the value of Mr. Wilson’s monthly benefits multiplied by the number of months in the notice period; and (iii) his average annual bonus for either the last three calendar years preceding termination or the term of his employment, if shorter, divided by 12 and multiplied by the number of months in the notice period. Mr. Wilson’s monthly benefits include his health insurance coverage and automobile allowance.

If Mr. Wilson resigns within 90 days of the occurrence of either a Triggering Event (as defined below) or a Change of Control of the Company (as defined below), Mr. Wilson will be entitled to receive the same lump sum benefits described in (i), (ii) and (iii) above but in each case multiplied by the number of months in the notice period times 1.5.  Additionally, all stock options and other unvested incentive compensation granted to Mr. Wilson will immediately vest in full upon such resignation.

If Mr. Wilson’s employment is terminated by the Company without Cause or by him following a Triggering Event or Change of Control or due to his death, all vested options will remain exercisable for the shorter of the remaining original exercise period or two years from the termination date.

For purposes of Mr. Wilson’s employment agreement:

Cause” means, without limiting its interpretation under common law, any willful and gross misconduct by Mr. Wilson in relation to the performance of his duties under his employment agreement, or any gross neglect by him of his duties under his employment agreement.

“Change of Control” means the occurrence of any of the following:

(i) the purchase or acquisition of any shares of Common Stock or convertible securities by any person or entity which results in that person or entity beneficially owning, or exercising control or direction over, shares of Common Stock or convertible securities such that the person or entity would beneficially own or exercise control or direction over shares of Common Stock carrying the right to cast more than 30% of the votes attaching to all shares of Common Stock;

(ii) the amalgamation, consolidation or merger of the Company with any other corporation pursuant to which the shareholders of the Company immediately prior to such transaction do not own shares of the successor or continuing corporation which would entitle them to cast more than 30% of the votes attaching to shares in the capital of the successor or continuing corporation which might be cast to elect directors of that corporation;

(iii) the sale, lease or transfer by the Company of all or substantially all of the assets of the Company to any person or entity other than an entity related to the Company such as a subsidiary or affiliate; or

(iv) approval by the Company shareholders of the liquidation, dissolution or winding-up of the Company.

“Triggering Event” means the occurrence or omission of any event or course of events which would constitute constructive dismissal of Mr. Wilson as an employee of the Company under the common law and includes the occurrence of any of the following without Mr. Wilson’s consent:

(i) a material change (other than a change which is clearly consistent with a promotion) in his duties, responsibilities, title or office with the Company, which includes his removal from, or any failure to re-elect or re-appoint him to, any position or office held by him from time to time, without his prior consent;

(ii) any failure by the Company to continue in effect any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership, stock option or stock purchase plan, pension plan or retirement plan contemplated by the employment agreement without providing alternative rights or benefits of reasonably equivalent or greater value;

(iii) the Company relocating him to any place other than Calgary or London, England without his consent, except for the requirements of normal business travel; or

(iv) any breach by the Company of any provision of the employment agreement which is not rectified within a reasonable period of time after notice of such breach has been provided by him to the Company.

On September 3, 2010 Mr. Wilson resigned as Executive Chairman, President and Chief Executive Officer and continued on as Executive Deputy Chairman of the Board of Directors.  Effective as of March 31, 2011, Mr. Wilson was terminated from his role as executive by the Company, and in connection with such termination he entered into a severance agreement with the Company pursuant to the severance agreement he received a lump sum payment in the amount of $865,178 ($883,772 CDN), less applicable statutory deductions, in accordance with the severance provisions of his employment agreement.  All of Mr. Wilson’s vested stock options will remain exercisable for a period of two years from the date of his termination pursuant to the terms of his employment agreement and so long as he remains a director on the Board of Directors all of his unvested options will continue to vest in accordance with the original terms of the respective option agreements.  Mr. Wilson continues to serve as a member of the Board of Directors.

 Brian MacNeill

Mr. MacNeill is not party to any employment or other agreement with the Company and he is not entitled to any severance payments or benefits in connection with his termination of service.  On February 1, 2011, Mr. MacNeill resigned as acting Chief Executive Officer and continues to serve as a director on the Board of Directors.

 Garth Wong

According to the severance terms of Mr. Wong’s employment agreement, upon termination of employment by the Company without Cause or upon resignation by Mr. Wong following the occurrence of a Triggering Event or a Change of Control of the Company (all of which are defined below), he will receive a lump sum payment equal to:  (i) the monthly base salary (the base Salary divided by 12) as of the termination date, multiplied by the number of months in the notice period (which is equal to 12 months plus one month for each completed year of service, up to a maximum aggregate of 18 months); (ii) the monthly value of his benefits, multiplied by the number of months in the notice period; and (iii) his average annual bonus (for the previous three years or the term of employment, if shorter) up to a maximum of 40% of annual base salary, divided by 12 and multiplied by the number of months in the notice period. Mr. Wong’s monthly benefits include his health insurance coverage and automobile allowance.  Upon the termination of Mr. Wong’s employment for any reason all of his outstanding stock options and other incentive interests will be treated in accordance with the applicable award agreement.

The agreement may also be terminated at any time by Mr. Wong, with 60 days notice, in which case he is only entitled to payments of his base salary and benefits through the date of termination.

For purposes of Mr. Wong’s employment agreement:

“Cause” means any reason that would entitle the Company to terminate his employment without notice or payment in lieu of notice at common law, or under any other applicable law or regulation and includes:

(i) fraud, misappropriation of the Company’s property or funds, embezzlement, malfeasance, misfeasance or nonfeasance in office which is willfully or grossly negligent on the part of the executive;

(ii) willful allowance by executive of his duty to the Company and his personal interests to come in conflict in a material way in relation to any transaction or matter that is of a substantial nature; or

(iii) material breach by executive of any of his covenants or obligations under the agreement including, without limitation, any non-competition, non-solicitation or confidentiality covenants with the Company.

“Change of Control” means the occurrence of any of the following:

 (i) the acquisition by a person or persons, directly or indirectly, of the beneficial ownership of such number of voting securities or rights to voting securities of the Company, which together with such person’s then owned voting securities and rights to voting securities, if any, represent more than 30% of the combined voting power of the Company’s then outstanding voting securities and such person’s previously owned rights to voting securities; or

(ii) the amalgamation, consolidation or merger of the Company with any other corporation pursuant to which the shareholders of the Company immediately prior to such transaction do not own voting securities of the successor or continuing corporation which would entitle them to cast more than 30% of the votes attaching to shares in the capital of the successor or continuing corporation which might be cast to elect directors of that corporation; or

(iii) the election at a meeting of the Company’s shareholders, as directors of the Company, of a number of persons, who were not included in the slate for election as directors proposed to the Company’s shareholders by the Company’s prior Board of Directors, and who would represent a majority of the Board of Directors, or the appointment as directors of the Company, of a number of persons which would represent a majority of the Board of Directors, nominated by any holder of voting shares of the Company or by any group of holders of voting shares of the Company acting jointly or in concert and not approved by the Company’s prior Board of Directors.

“Triggering Event” means the occurrence or omission of any event or course of events which would constitute constructive dismissal of Mr. Wong as an employee of the Company under the common law and includes the occurrence of any of the following without Mr. Wong’s consent:

(i) a material change (other than a change which is clearly consistent with a promotion) in his duties, responsibilities, title or office with the Company, which includes his removal from, or any failure to re-elect or re-appoint him to, any position or office held by him from time to time, without his prior consent;

(ii) assignment by the Company to the executive of any duties which are inconsistent with the executive’s position, duties and responsibilities within the Company, without the prior consent of the executive;

(iii) any failure by the Company to continue in effect any material benefit, bonus, profit sharing, incentive, remuneration or compensation plan, stock ownership, stock option or stock purchase plan, pension plan or retirement plan contemplated by the employment agreement without providing alternative rights or benefits of reasonably equivalent or greater value;

(iv) sale, lease or transfer by the Company of all or substantially all of the assets of the Company to any person or entity other than an entity related to the Company such as a subsidiary or affiliate;

(v) approval by the Company shareholders of the liquidation, dissolution or winding-up of the Company;

(vi) failure by the Company to obtain, in a form satisfactory to the executive, an effective assumption of his obligations under the employment agreement by any successor to the Company; or

(vii) any breach by the Company of any provision of the employment agreement which is not rectified within a reasonable period of time after notice of such breach has been provided by him to the Company.

 Susan MacKenzie

The provisions in Ms. MacKenzie’s employment agreement regarding termination, resignation and a change of control are the same as in Mr. Wong’s employment agreement, except that if termination of Ms. MacKenzie’s employment occurs on or before April 26, 2011, the only severance she will be entitled to receive is a lump sum payment equal to either (i) twelve months’ of her base salary if her employment is terminated by the Company without Cause or (ii) six months’ of her base salary if she resigns following the occurrence of a Triggering Event or a Change of Control of the Company. On August 31, 2010,  Ms. MacKenzie resigned as Chief Operating Officer and in connection with such resignation she did not receive any severance payments or benefits, and all of her outstanding options that were then vested were forfeited within 90 days following her termination date, in accordance with their terms.

 Leigh Peters

The provisions in Ms. Peters’ employment agreement regarding termination, resignation and a change of control are the same as in Mr. Wong’s employment agreement, except that (i) the notice period shall be calculated from August 1, 2007; and (ii) the definition of Triggering Event includes relocating Ms. Peters to any place other than Calgary, Alberta without her consent, except for the requirements of normal business travel.  On July 5, 2011, Ms. Peters was terminated by the Company from her role as VP, Legal, and in connection with such termination she entered into a Severance Agreement with the Company. Pursuant to the Severance Agreement she received a lump-sum payment of $676,250 CDN less statutory deductions, in accordance with the severance provisions of her employment agreements.

 Annie Lamoureux

The provisions in Ms. Lamoureux’s employment agreement regarding termination, resignation and a change of control are the same as in Mr. Wong’s employment agreement, except that (i) the notice period shall be calculated from April 24, 2009; and (ii)  if Ms. Lamoureux is terminated without Cause by the Company on or before February 1, 2012, the only severance she will be entitled to receive is a lump sum payment equal to six months’ of her base salary.

The table below quantifies the payments that would have been due to each executive had their employment terminated on April 30, 2011, except for Messrs. Wilson and MacNeill, and Ms. MacKenzie for whom the actual payments, if any, on termination are shown.

			Total Cash
	Base and	Other	Severance	Option
	Bonus	Benefits	Payment	Awards
Name	($)(1)	($)(2)	($)	($)(3)

T. Murray Wilson (4)
— Involuntary Termination Without Cause on March 31, 2011	832,116	33,773	865,177	—
Brian MacNeill
— Voluntary Resignation on February 1, 2011	—	—	—	—
Garth Wong
— Involuntary Termination Without Cause	766,036	35,429	801,465	—
— Involuntary Termination With Cause	—	—	—	—
— Voluntary Termination by Executive In Absence of a Triggering Event or a Change of Control	—	—	—	—
— Voluntary Termination Following a Triggering Event or Change of Control	766,036	35,429	801,465	—
— Disability(5)	—	—	—	—
Susan MacKenzie
— Voluntary Resignation on August 31, 2010	—	—	—	—
Leigh Peters
— Involuntary Termination Without Cause	491,927	27,858	519,785	—
— Involuntary Termination With Cause	—	—	—	—
— Voluntary Termination by Executive In Absence of a Triggering Event or a Change of Control	—	—	—	—
— Voluntary Termination Following a Triggering Event or Change of Control	491,927	27,858	519,785	—
— Disability(5)	—	—	—	—
Simon Raven
— Involuntary Termination Without Cause	442,245	27,858	470,103	—
— Involuntary Termination With Cause	—	—	—	—
— Voluntary Termination by Executive In Absence of a Triggering Event or a Change of Control	—	—	—	—
— Voluntary Termination Following a Triggering Event or Change of Control	442,245	27,858	470,103	—
— Disability(5)	—	—	—	—

Total Cash
	Base and	Other	Severance	Option
	Bonus	Benefits	Payment	Awards
Name	($)(1)	($)(2)	($)	($)(3)

Annie Lamoureux
— Involuntary Termination Without Cause	95,449	—	95,449	—
— Involuntary Termination With Cause	—	—	—	—
— Voluntary Termination by Executive In Absence of a Triggering Event or a Change of Control	—	—	—	—
— Voluntary Termination Following a Triggering Event or Change of Control	95,449	—	95,449	—
— Disability(5)	—	—	—	—
— Involuntary Termination Without Cause	—	—	—	—

(1)	The amounts in this column are equal to the executive’s monthly base salary or base fee and average annual bonus multiplied by the applicable notice period, as described in further detail above.

(2)	The amounts in this column are equal to the value of the executive’s monthly benefits multiplied by the applicable notice period and include health insurance coverage and automobile allowance.

(3)
For each of the NEOs, their unvested stock options vest only on a Change of Control, not on a termination without Cause or resignation following a Triggering Event.  The closing price of a share of Common Stock on April 29, 2011 was $0.45 and as such all options held by the NEOs were out-of-the-money.

(4)
Pursuant to the terms of Mr. Wilson’s severance letter agreement, he received a lump sum severance payment of $883,772 CDN including payments in respect of the value of his benefits for the duration of the notice period.

(5)
Upon death of the executive, his or her estate shall be entitled to receive all accrued but unpaid base salary, pro-rated annual bonus and any other incentive compensation earned by the executive up to his or her death.  The executive will be entitled to insurance benefits provided under the Company’s long term disability insurance plan.

 Compensation of Directors

The Company’s non-employee directors are paid the following fees:  (i) a retainer of $2,000 per month ($24,000 annually); (ii) a fee of $1,000 for board meetings attended by a director in person or by phone, but not by proxy; (iii) an annual fee of $50,000 for the chairman of the Board of Directors, $10,000 for the chairman of the Audit Committee and $5,000 for the chairman of any other committee of the Board of Directors; and (iv) a fee of $1,000 for committee meetings attended by a committee member in person or by phone, but not by proxy.  Additionally, if our directors are also members of the Special Committee Strategic Alternative, the directors are paid the following fees:  (i) a special committee chair retainer fee of $10,000 per annum for the period from February 2011 to April 2011, and $5,000 per annum for the period from May 2010 to January 2011; (ii) a special committee member retainer fee of $5,000; and (iii) a meeting fee of between $1,000.  When a special committee has been convened, the Board of Directors will consider the mandate of the special committee in setting the fees and use its discretion to set fees in accordance with the amount of time and work involved in fulfilling its mandate.  In certain circumstances, the Board of Directors will approve a retainer fee with no additional meeting fees where warranted.

The non-employee directors of the Company may also be compensated with stock options for their role as directors.  No pension or retirement benefit plan and no nonqualified deferred compensation plan has been instituted by the Company and none is proposed at this time.  There is no arrangement for compensation with respect to termination of the directors in the event of change of control of the Company, however, in the event of a termination due to a change of control, all non-vested options granted previously will vest.  Mr. Wilson serves on our Board of Directors but during the portion of fiscal year 2011 in which he was also an executive officer of the Company he did not receive any separate compensation for serving as a director.  However, following his termination by the Company from his role as an executive on March 31, 2011, Mr. Wilson began to be compensated as a non-employee director.

Director Compensation Table For Fiscal Year 2011

 The following table sets forth information with respect to the compensation of non-employee directors of the Company in respect of fiscal year 2011.

	Fees Earned
	or Paid in	Option
	Cash	Awards	Total
Name	($)	($)(9) (10)	($)

Ronald Phillips(1)	52,949	32,952	85,901
Gordon Tallman(1)	54,458	32,952	87,410
Honorable Senator Pamela Wallin O.C.(2)	35,742	32,952	68,694
John Read(3)	43,805	32,952	76,757
Ronald Blakely(4)	98,000	32,952	130,952
Brian F. MacNeill(5)	46,217	32,952	79,169
Paul D. Ching(6)	72,741	32,952	105,693
Christopher H. Hopkins(7)	36,576	32,952	69,528
Murray Wilson (8)	1,959	-	1,959

(1)	Stock options granted to each of Messrs. Phillips and Tallman under the Company’s 2006 Stock Option Plan consist of:

●
150,000 options at an exercise price of $4.27 on August 1, 2007 and 150,000 options at an exercise price of $4.51 on August 1, 2008.  All of these options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●	100,000 options at an exercise price of $0.81 on December 9, 2008. These options vested 25% immediately and 25% every six months for eighteen months after the date of grant.

●
125,000 options at an exercise price of $0.91 on September 3, 2009.  These options will become 100% vested either (i) upon a merger, acquisition, sale or a change of control, in accordance with the relevant stock option agreement, or (ii) if on or before May 31, 2012, the Board of Directors determines in good faith that any two of the following targets has been achieved:

●
recoverability has been demonstrated by the development of a reservoir recovery configuration that the Board of Directors has resolved to authorize for use in a pilot project or commercial development application;

●	the OQI Total Shareholder Return (as defined below) is at least 15% greater than the Average Peer Total Shareholder Return (as defined below) for the three years ended May 31, 2012;

●	the high resource (P10) estimate of the Company’s contingent bitumen resources is increased by 500 million barrels, as determined by an independent reserves evaluator; and

●	the high resource (P10) estimate of the Company’s contingent bitumen resources is increased by 500 million barrels, as determined by an independent reserves evaluator.

For purposes of these performance targets:

“Average Peer Total Shareholder Return” means the average of the Total Shareholder Returns for each of (1) Connacher Oil and Gas Limited, (2) Cenovus Corporation, (3) Imperial Oil Limited, (4) Opti Canada Inc., (5) Suncor Inc. and (6) UTS Energy Corporation.  If one or more of these companies changes substantially or no longer exists by the end of the performance measurement period, the Compensation Committee will decide on the companies that will be used for the relative Total Shareholder Return comparison.

“Total Shareholder Return” means the product of (Market Price on May 31, 2012 − Market Price on May 31, 2009) + dividends paid / Market Price on May 31, 2009.

“OQI Total Shareholder Return” means the Total Shareholder Return on one share of Company Common Stock.

“Market Price” means the volume weighted average trading price of the securities, calculated by dividing the total value by the total volume of securities traded for the relevant period, (“VWAP”) on the stock exchange where the majority of the trading volume and value of the subject securities occurs, for the five trading days immediately preceding the relevant date.  In certain exceptional circumstances, the five day VWAP may not accurately reflect the securities’ current market price, and the Board of Directors may adjust the VWAP based on relevant factors including liquidity, trading activity immediately before, during or immediately after the relevant period or any material events, changes or announcements occurring immediately before, during or immediately after the relevant period.

60,000 stock options at an exercise price of $0.80 on May 14, 2010.  These options vest as to (i) 25% immediately as of the date of grant and 25% on each of the first three anniversaries of the date of grant, or (ii) 100% upon a merger, acquisition, sale or change in control in accordance with the relevant stock option agreement.

(2)	Options granted to Honorable Senator Pamela Wallin O.C. under the Company’s 2006 Stock Option Plan consist of:

●	100,000 options at an exercise price of $2.47 on June 29, 2007. These options vested 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant.

●
50,000 options at an exercise price of $4.27 on August 1, 2007 and 150,000 options at an exercise price of $4.51 on August 1, 2008.  All of these options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●	100,000 options at an exercise price of $0.81 on December 9, 2008. These options vested 25% immediately and 25% every six months for eighteen months after the date of grant.

●
125,000 options at an exercise price of $0.91 on September 3, 2009.  These options are eligible to vest on the same terms as the stock options granted on the same date to Messrs. Milne, Phillips, Tallman and Thompson.

(3)	Options granted to John Read under the Company’s 2006 Stock Option Plan consist of:

●
150,000 options at an exercise price of $4.60 on October 11, 2007 and 150,000 options at an exercise price of $4.51 on August 1, 2008.  All of these options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

●	100,000 options at an exercise price of $0.81 on December 9, 2008. These options vested 25% immediately and 25% every six months for eighteen months after the date of grant.

●	125,000 options at an exercise price of $0.91 on September 3, 2009. These options are eligible to vest on the same terms as the stock options granted on the same date to Messrs. Phillips and Tallman.

(4)	Options granted to Mr. Blakely under the Company’s 2006 Stock Option Plan consist of:

●	125,000 options at an exercise price of $0.91 on September 3, 2009. These options are eligible to vest on the same terms as the stock options granted on the same date to Messrs. Phillips and Tallman.

(5)	Brian F. MacNeill joined the Board of Directors on August 25, 2009. Options granted to Mr. MacNeill under the Company’s 2006 Stock Option Plan consist of:

●	125,000 options at an exercise price of $0.91 on September 3, 2009. These options are eligible to vest on the same terms as the stock options granted on the same date to Messrs. Phillips and Tallman.

(6)
Paul D. Ching joined the Board of Directors on January 7, 2010.  In connection with his appointment he received 150,000 options at an exercise price of $1.20 on January 7, 2010.  The options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

(7)
Mr. Hopkins began serving as a non-employee director following his resignation as an executive on January 15, 2010 and did not receive any equity awards as a non-employee director during fiscal year 2010.

(8)
Mr. Wilson began serving as a non-employee director following his resignation as an executive on September 3, 2010 and did not receive any equity awards as a non-employee director during fiscal year 2011.

(9)
On May 14, 2010 each non-employee director serving on the Board of Directors on that date received a grant of 60,000 options at an exercise price of $0.80.  The options vest either (i) 25% immediately on the date of grant and 25% each year on the first three anniversaries of the date of grant; or (ii) 100% upon a merger, acquisition, sale or a change of control.

(10)
The dollar amount reported in this column is the grant date fair value of the stock option awards for each director calculated in accordance with FASB ASC 718.  Refer to Note 2, paragraph H of our consolidated financial statements in our Annual Report on Form 10-K filed with the NYSE Amex for fiscal year ended April 30, 2011 for our accounting policy related to stock-based compensation.  The exercise price of stock options is equal to the closing price of our Common Stock on the date of grant as quoted on the NYSE Amex.

INDEPENDENT PUBLIC ACCOUNTANTS

Since November 13, 2007, KPMG LLP (“KPMG”) has served as our independent registered public accounting firm.  A representative of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires and will be available to answer questions from shareholders relating to their audit and audit report.

 Independent Public Accountants Fees

 Audit Fees

KPMG billed us aggregate fees in the amount of approximately $335,700 for the fiscal year ended April 30, 2011 and $98,900 for the fiscal year ended April 30, 2010.  These amounts were billed for professional services that KPMG provided for the audit of our annual financial statements included in our report on Form 10-K, as amended, and the review of the financial statements included in our quarterly reports on Form 10-Q.

 Audit-Related Fees

KPMG billed us $351,000 aggregate fees for the fiscal year ended April 30, 2011 and $251,900 for the fiscal year ended April 30, 2010 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

 Tax Fees

KPMG billed us nil in aggregate fees for tax compliance for the fiscal year ended April 30, 2011 and $21,400 for the fiscal year ended April 30, 2010.

 All Other Fees

KPMG billed us nil in other fees for the fiscal years ended April 30, 2011 and April 30, 2010.

 Audit Committee’s Pre-Approval Practice

Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board of Directors, or unless the services meet certain de minimis standards.  The Audit Committee’s charter (adopted February 15, 2006) provides that the Audit Committee must preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by Section 10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002).

PROPOSAL ONE
ELECTION OF DIRECTOR

The Board of Directors is nominating Ronald Blakely for election by the Shareholders to serve a one year term until the 2012 annual meeting or until his successor is duly elected or appointed or until his earlier death, resignation or removal.

General

The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of Ronald Blakely. Mr. Blakely is currently serving as a Class B Director. Should Proposal Two regarding the de-classification of the board not be approved by the Company’s Shareholders, Mr. Blakely will be a Class B Director nominee and will serve a three year term, if elected.

If, at the time of the Meeting, the nominee shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their sole discretion. If elected, Ronald Blakely will serve a one year term, or until his successor is duly elected or appointed or until his earlier death, resignation or removal.

Vote Required and Recommendation

The Board of Directors recommends a vote “FOR” the election of Mr. Blakely. Directors are elected by a majority of votes cast, without respect to broker non-votes. Neither management nor the Board of Directors of the Company is aware of any reason which would cause the nominee to be unavailable to serve as a director.

PROPOSAL TWO
APPROVAL OF THE AMENDMENT TO THE
COMPANY’S ARTICLES OF INCORPORATION TO REMOVE
CLASS A, B AND C BOARD MEMBER DESIGNATIONS

Approval of the Amendment of the Company’s Articles of Incorporation to Remove Class A, Class B and Class C Board member designations.

General

Article VI of the Company’s Articles of Incorporation establish three (3) classes of directors (Class A, Class B and Class C) with terms of three years each.  Generally, absent earlier resignation of a Class member, the terms of the classes are staggered and one Class stands for reelection at each annual meeting of shareholders.  On July 14, 2011, the Board of Directors approved an amendment of the Company’s Articles of Incorporation to remove the class designations for each of the director’s terms by amending Article VI to provide for annual elections and to provide that the number of directors will be fixed in accordance with the bylaws, subject, in the case of the amendment to the Articles of Incorporation, to shareholder approval at the Annual Meeting.  If approved by the Company’s shareholders, the amendment shall be filed with the Colorado Secretary of State shortly following the Annual Meeting and will be in effect upon filing.  The amendment to Article VI will not shorten the current term of any director as of the date of the Annual Meeting (December 8, 2011).

Article VI of the Company’s Bylaws permits the Board to amend the Bylaws by majority vote.  Similar to the Articles of Incorporation, the Bylaws contain provisions concerning the classification of the Board of Directors.  To cause the Bylaws to effect the declassification in conjunction with the Articles of Incorporation, the Board anticipates amending the Company’s Bylaws to remove its classified Board designation shortly following approval of this Proposal by the Company’s shareholders.  If this Proposal is not approved, the Board will not amend the Bylaws as described above.

The Company’s management believes that current best practices of corporate governance maintain that the entire board should be subject to reelection at each annual shareholders’ meeting.  If this proposal is approved, the class designation of the Board of Directors in Article VI will be eliminated and, following amendment of the Bylaws by the Board (as discussed above) and upon the expiration of the current terms of the existing Board members and any directors appointed to fill vacancies of existing seats, the entire Board will be subject to reelection at subsequent annual shareholders’ meetings.  Mr. Ching, Mr. Hopkins, Mr. MacNeill, Mr. Tallman and Honorable Senator Pameal Wallin O.C. are the incumbent directors with current terms that extend beyond the Annual Meeting (Mr. Hopkins’, Mr. Tallman’s and Ms. Wallin’s terms expire at the 2012 Annual Shareholders’ Meeting and Mr. Ching’s and Mr. MacNeill’s terms expire at the 2013 Annual Shareholders’ Meeting).  Accordingly, if Proposal Two is approved by the Company’s shareholders, all director positions will be elected annually commencing with the 2013 Annual Shareholders Meeting.

This proposal would amend Article VI to read in its entirety as follows:

Article VI Board of Directors:  The number of directors of the Corporation shall be fixed in accordance with the bylaws.

Vote Required and Recommendation

The Board of Directors recommends a vote “FOR” the approval of the amendment of the Company’s Articles of Incorporation to remove Class A, Class B and Class C Board member designations.

PROPOSAL THREE
APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK

General

On July 14, 2011, the Board of Directors approved a resolution, subject to Shareholder approval, to amend the Company's Articles of Incorporation to increase the total number of authorized shares of Common Stock from 750,000,000 shares of Common Stock to 1,600,000,000 shares of Common Stock and to increase the total number of authorized shares of Preferred Stock from 10,000,000 to 100,000,000.

The Company's Articles of Incorporation currently authorize the issuance of 750,000,000 shares of Common Stock, $0.001 par value.  As of October 19, 2011, [●] shares of Common Stock were issued and outstanding and there is 1 share of Series B Preferred Stock outstanding.  The Amendment will not affect the number of shares of Common or Preferred Stock issued and outstanding, but will only affect the total number of shares of Common and Preferred Stock authorized for issuance by the Company.

The Board of Directors believes that the adoption of this Proposal will provide flexibility to the Company in the event it is required to raise capital through the sale of shares of Common Stock in the future.  The authorized but unissued shares of Common and Preferred Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval.  The Company does not have any current plans, proposals or arrangements, written or otherwise, to issue any of the proposed additional or currently available authorized shares of common or preferred stock for any purpose, including future acquisitions or financings.

The stockholders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders.  The holder of the Series B Stock is entitled to 1 vote, which equals the number of Exchangeable Shares outstanding on October 19, 2011.  All voting is on a non−cumulative basis.  The stockholders of Common Stock do not have any preemptive rights, conversion rights, or applicable redemption or sinking fund provisions.  The amendment will not have any effect on the par value of our Common Stock or Preferred Stock.  Nevertheless, the issuance of authorized shares of Common Stock would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of Common Stock are issued in the future.

If approved by the Shareholders, the Amendment to the Articles of Incorporation will increase the Company's authorized capital stock to 1,600,000,000 shares of Common Stock from 750,000,000 shares of Common Stock and increase the total number of authorized shares of Preferred Stock from 10,000,000 to 100,000,000.  There will be no further vote by the Shareholders prior to any issuance of these shares of Common or Preferred Stock.

Approval of the Amendment requires the affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock entitled to notice of and to vote at, the Annual Meeting, voting separately as a class; (ii) the holders of a majority of the outstanding shares of Preferred Stock entitled to notice of and to vote at, the Annual Meeting, voting separately as a class; and (iii) the holders of a majority of the outstanding shares of Common and Preferred Stock entitled to notice of and to vote at the Annual Meeting, voting together.  Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting.  If the Amendment is approved by the Shareholders, it will become effective as of the date and time it is filed with the office of the Secretary of State of Colorado.  The filing will be made as soon as practicable following the approval of the Amendment by the Shareholders.

This proposal would amend the first sentence of Article II as follows:

Article II:  The aggregate number of shares of all classes of capital stock which this corporation shall have authority to issue is 1,700,000,000 shares of which 100,000,000 shares shall be shares of  Preferred Stock, par value $0.001 per share, and 1,600,000,000 shares shall be shares of Common Stock, $0.001 par value per share.

Vote Required and Recommendation

The Board recommends a vote “FOR” the adoption of the Amendment to the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 750,000,000 shares to 1,600,000,000 shares and to increase the authorized shares of Preferred Stock from 10,000,000 shares to 100,000,000 shares.

PROPOSAL FOUR
RATIFICATION AND APPROVAL OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

On July 14, 2011, our Board of Directors unanimously approved the Audit Committee’s recommendation to appoint KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ended April 30, 2012.  Further, the Board of Directors directed that we submit the selection of KPMG for ratification and approval by our shareholders at the Meeting.  Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board of Directors may reconsider its selection of KPMG.  The Board considers KPMG to be well qualified to serve as the independent auditors for the Company, however, even if the selection is ratified, the Board of Directors may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board of Directors determines that the change would be in the Company’s best interests.  A representative of KPMG will be present at the Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Vote Required and Recommendation

The Board of Directors recommends a vote “FOR” the proposal to ratify and approve KPMG as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2012.

PROPOSAL FIVE
AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

General

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act), our shareholders are being provided with an advisory (non-binding) vote on our executive compensation.  Although the vote is advisory and is not binding on the board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.  We refer to this non-binding advisory vote as the “say-on-pay” vote.

The “say-on-pay” vote is required for the first annual meeting at which directors are being elected on or after January 21, 2011, and then must be offered to our shareholders at least once every three calendar years thereafter.

The Board of Directors is committed to corporate governance best practices and recognizes the significant interest of shareholders in executive compensation matters.  The Compensation Committee seeks to structure the compensation program to provide an appropriate balance of “fixed” and “variable” or “at risk” compensation.  As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that our current executive compensation program is consistent with the Company’s risk profile and provides a balance of incentives.

We encourage you to read our Compensation Discussion and Analysis contained within this proxy statement for a more detailed discussion of our compensation policies and procedures.

Our shareholders have the opportunity to vote for or against, or to abstain from voting, on the following resolution:

“Resolved, that the shareholders approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement).”

Vote Required and Recommendations

The Boards of Directors recommends a vote “FOR” advisory approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL SIX
AN ADVISORY (NON-BINDING) VOTE ON
HOW FREQUENTLY SHAREHOLDERS SHOULD VOTE
TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

General

As required by the Dodd-Frank Act, our shareholders are being provided with an advisory (non-binding) vote on how frequently our shareholders should have an advisory (non-binding) vote on the compensation of our named executive officers.  Although the vote is advisory and is not binding on the boards, the Compensation Committee will take into account the outcome of the vote when considering how frequently to hold “say-on-pay” votes.  We refer to this non-binding advisory vote as the “say-on-frequency” vote.  You may choose from the following alternatives:  every year, every two years, every three years or you may abstain.

The “say-on-frequency” vote is required for the first annual meeting at which directors are being elected on or after January 21, 2011, and then must be offered to our shareholders at least once every six calendar years thereafter.

The Board of Directors believes that having an annual “say-on-pay” vote to approve the compensation of our named executive officers in satisfaction of U.S. disclosure rules is appropriate.  Moreover, the Board of Directors believes that more frequent “say-on-say” votes will permit the Board of Directors to receive current feedback on a timely basis from our shareholders regarding our compensation program for our named executive officers, which will enable us to implement more quickly any modification that the Board of Directors determines to be appropriate.

Your vote is not intended to approve or disapprove the recommendation of the Board of Directors.  Rather, we will consider the stockholders to have expressed a preference for the option that receives the most votes.

Vote Required and Recommendations

The Boards of Directors recommends that you vote in favor of holding a non-binding advisory vote “EVERY YEAR” to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC.

ANNUAL REPORT TO SHAREHOLDERS

Included with this proxy statement is the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, as amended.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein.  However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Notice, and if applicable, a single set of Proxy Materials and accompanying proxy card, is being delivered to shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, we will deliver promptly a separate copy of the Notice, and if applicable, a separate copy of the Proxy Materials and accompanying proxy card, to shareholders at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact us by mail at 800, 326 — 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5 or by telephone (403) 263-1623.  Shareholders who share an address but are receiving multiple copies of the Notice or Proxy Materials may contact us by mail at 800, 326 — 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5 or by telephone (403) 263-1623 to request that a single copy be delivered.

SHAREHOLDER PROPOSALS

Oilsands Quest Inc. expects to hold its next annual meeting of shareholders in September 2012.  Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Oilsands Quest Inc. Attention:  Vice President and Controller, 800, 326 - 11th Avenue S.W., Calgary, Alberta, Canada T2R 0C5 and we must receive the proposals by May 12, 2012.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the proxy statement and proxy in accordance with applicable law.  It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested.  After May 12, 2012 any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

By Order Of The Board Of Directors:

Oilsands Quest Inc.

Garth Wong President and Chief Executive Officer

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees 01 Ronald Blakely	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5..

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
6. An advisory (non-binding)vote on how frequently shareholders should vote to approve compensation of the named executive officers; and	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000113201_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

OILSANDS QUEST INC.
PROXY CARD

The Annual Meeting of Shareholders of Oilsands Quest Inc. will be held at the TELUS Convention Centre, Glen 201 & 202 Rooms, 120-9 Avenue Southeast, Calgary, AB T2G 0P3, Thursday, December 8, 2011, at 3:00PM. local time, for the purpose stated on the reverse side. The undersigned shareholder hereby appoints Garth Wong and Annie Lamoureux, or either of them, as proxies, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Oilsands Quest Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE OTHER PROPOSAL ON THE REVERSE SIDE. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN THE BEST JUDGMENT OF THE PROXIES.

Continued and to be signed on reverse side

0000113201_2 R1.0.0.11699